UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. )
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SunPower Corporation

(Name of Registrant as Specified In Its Charter)
n/a

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NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS

TO ALL SUNPOWER STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of SunPower Corporation, a Delaware corporation, will be held on:

Date:	Thursday, May 8, 2008

Time:	Noon Pacific Time

Place:	198 Champion Court, San Jose, California 95134

Items of Business:	1. The election of five directors to serve on our board of directors (the “Board”) for fiscal year 2008;

2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008;

3. The approval of the Second Amended and Restated SunPower Corporation 2005 Stock Incentive Plan that, if approved, would (a) increase the number of shares of class A common stock reserved for issuance under the stock plan by 1,700,000, (b) provide, beginning in 2009, for an automatic annual increase in the total number of shares of class A common stock reserved for issuance under the stock plan, (c) make certain changes to the permitted qualifying criteria for performance-based equity awards under the stock plan, (d) make certain changes to the compensation of directors under the stock plan, and (e) make certain other conforming technical amendments to the stock plan;

4. The approval of the Amended and Restated SunPower Corporation Annual Key Employee Bonus Plan; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. This Notice of Annual Meeting, the proxy statement and form of proxy are first being mailed to stockholders on or about March 25, 2008.

All stockholders are cordially invited to attend the Annual Meeting in person. Only stockholders of record at the close of business on March 12, 2008 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. Any registered stockholder in attendance at the Annual Meeting and entitled to vote may do so in person even if such stockholder returned a proxy.

San Jose, California March 25, 2008	FOR THE BOARD OF DIRECTORS
Bruce R. Ledesma Corporate Secretary

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE DIRECTIONS ON THE PROXY CARD. ANY ONE OF THESE METHODS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED TO THE PROXY CARD ENVELOPE IF MAILED IN THE UNITED STATES.

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SUNPOWER CORPORATION
3939 North First Street
San Jose, California 95134

PROXY STATEMENT FOR
2008 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of SunPower Corporation, a Delaware corporation, is furnishing this proxy statement and proxy card to you in connection with its solicitation of proxies to be used at SunPower Corporation’s Annual Meeting of Stockholders to be held on May 8, 2008 at noon Pacific Time at 198 Champion Court, San Jose, California, or at any adjournment(s), continuation(s) or postponement(s) of the meeting (the “Annual Meeting”).

We use a number of abbreviations in this proxy statement. We refer to SunPower Corporation as “SunPower,” “the Company,” or “we,” “us” or “our.” The term “proxy solicitation materials” includes this proxy statement, the Notice of Annual Meeting, and the proxy card. References to “fiscal 2007” mean our 2007 fiscal year, which began on January 1, 2007 and ended on December 30, 2007.

Our principal executive offices are located at 3939 North First Street, San Jose, California 95134, and our telephone number is (408) 240-5500.

Important Notice Regarding the Availability of Proxy Materials

We have elected this year to take advantage of a new Securities and Exchange Commission (the “SEC”) “Notice and Access” rule that allows us to make our proxy solicitation materials available to our stockholders over the Internet. Under this rule, on or about March 25, 2008, we started mailing to certain of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability contains instructions on how our stockholders can both access the proxy solicitation materials and our 2007 Annual Report online and vote online. By sending the Notice of Internet Availability instead of paper copies of the proxy materials, we expect to lower the costs and reduce the environmental impact of our Annual Meeting.

Our proxy solicitation materials and our 2007 Annual Report are available at www.proxyvote.com.

Stockholders receiving the Notice of Internet Availability may request a paper or electronic copy of our proxy solicitation materials by following the instructions set forth on the Notice of Internet Availability. Stockholders who did not receive the Notice of Internet Availability will continue to receive a paper or electronic copy of our proxy solicitation materials, which are first being mailed to stockholders and made public on or about March 25, 2008.

Record Date and Shares Outstanding

Stockholders who owned shares of our common stock, par value $0.001 per share, at the close of business on March 12, 2008, which we refer to as the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 85,068,624 shares of common stock outstanding. Our shares of common stock are divided into class A and class B shares as summarized in the table below.

	Number of
	Shares	Ownership
Classes of Common Stock	Outstanding	Percentage

Class A — Non-Affiliates	29,273,851	34.4%
Class A — Affiliates	11,261,486	13.2%
Class B(1)	44,533,287	52.4%

Total	85,068,624	100.0%

(1)	As of the Record Date, Cypress Semiconductor Corporation, or Cypress, was the beneficial owner of 44,533,287 shares of our class B common stock. The amount of shares owned by Cypress represents 52.4% beneficial ownership and 89.8% voting rights regarding SunPower because our class B common stock is entitled to eight votes per share, while our class A common stock, which is held by all stockholders other than Cypress, is entitled to one vote per share.

Voting

Each holder of shares of class A common stock is entitled to one vote for each share of class A common stock held as of the Record Date, and the holder of shares of class B common stock is entitled to eight votes for each share of class B common stock held as of the Record Date. The class A common stock and class B common stock are voting as a single class on all matters described in this proxy statement. Cumulating votes is not permitted under our Bylaws.

Many of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. As summarized below, there are distinctions between shares held of record and those beneficially owned.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are considered, with respect to those shares, the stockholder of record and these proxy solicitation materials are being furnished to you directly by us.

Beneficial Owner

If your shares are held in a stock brokerage account, or by a bank or other nominee (also known as shares registered in “street name”), you are considered the beneficial owner of such shares held in street name, and these proxy solicitation materials are being furnished to you by your broker, bank or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not automatically vote your shares in person at the Annual Meeting.

How To Vote

If you hold shares directly as a stockholder of record, you can vote in one of the following three ways:

(1) Vote via the Internet at www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 7, 2008. Have your Notice of Internet Availability or proxy card in hand when you access the website and then follow the instructions.

(2) Vote by telephone at 1-800-690-6903. Use a touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 7, 2008. Have your Notice of Internet Availability or proxy card in hand when you call and then follow the instructions. Toll free in the U.S. and Canada.

(3) Vote by mail. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided with any paper copy of the proxy statement, or return the proxy card to SunPower Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you hold shares beneficially in street name, you may submit your voting instructions in the manner prescribed by your broker, bank or other nominee by following the instructions provided by your broker, bank or other nominee. Shares registered in street name may be voted in person by you only if you obtain a signed proxy from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares. You may contact your broker, bank or other nominee to obtain a proxy card, bring it with you and vote your shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Quorum

A quorum, which is the holders of at least a majority of our stock issued and outstanding and entitled to vote as of the Record Date, is required to be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and to conduct business. Your shares will be counted as being present at the Annual Meeting if you appear in person at the Annual Meeting (and are the stockholder of record for your shares), if you vote your shares by telephone or over the Internet, or if you submit a properly executed proxy card. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Votes against a particular proposal will also be counted both to determine the presence or absence of a quorum and to determine whether the requisite number of voting shares has been obtained.

All shares owned by you of record as of the close of business on the Record Date may be voted. You may cast one vote per share of class A common stock and eight votes per share of class B common stock with respect to each proposal.

Votes Required

Election of a director requires the affirmative vote of the holders of a plurality of votes represented by the shares present in person or represented by proxy at a meeting at which a quorum is present. The five persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. To approve each of Proposal Two — the ratification of the appointment of our independent registered public accounting firm, Proposal Three — the adoption of the Second Amended and Restated SunPower Corporation 2005 Stock Incentive Plan, and Proposal Four — the adoption of the Amended and Restated SunPower Corporation Annual Key Employee Bonus Plan, the affirmative vote of the holders of a majority of our stock having voting power and present in person or represented by proxy at the Annual Meeting, is required.

Treatment of Broker Non-Votes; Abstentions

“Broker non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, “broker non-votes” are not included in the tabulation of the voting results on any issues requiring the approval of the holders of a majority of our stock having voting power and present in person or represented by proxy at the Annual Meeting. With respect to Proposals Two, Three, and Four, “broker non-votes” have no effect, while abstentions would be counted as votes against the proposals. With respect to Proposal One, election of a director requires the affirmative vote of the holders of a plurality of the shares present, so the five persons receiving the greatest number of votes at the Annual Meeting will be elected as directors. Since only affirmative votes count for this purpose, neither “broker non-votes” nor abstentions will affect the outcome of the voting on Proposal One.

How Your Proxy Will Be Voted

If you complete and submit your proxy card or vote via the internet or by telephone, the shares represented by your proxy will be voted at the Annual Meeting in accordance with your instructions. If you submit your proxy card by mail, but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted in favor of Proposals One, Two, Three, and Four. In addition, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the Board. We have not received notice of any other matters that may properly be presented at the Annual Meeting.

Revoking Your Proxy

You may revoke your proxy at any time prior to the date of the Annual Meeting by: (1) submitting a later-dated vote in person at the Annual Meeting, via the Internet, by telephone or by mail; or (2) delivering instructions to us at 3939 North First Street, San Jose, California 95134 to the attention of our Corporate Secretary. Any notice of revocation sent to us must include the stockholder’s name and must be actually received by us prior to the Annual Meeting to be effective. Your attendance at the Annual Meeting after having executed and delivered a valid proxy card or vote via the internet or by telephone will not in and of itself constitute a revocation of your proxy. If you intend to revoke your proxy by voting in person at the Annual Meeting, you will be required to give oral notice of your intention to do so to the Inspector of Elections at the Annual Meeting. If your shares are held in “street name,” you should follow the directions provided by your broker, bank or other nominee regarding how to revoke your proxy.

Solicitation of Proxies

We will pay for the cost of this proxy solicitation. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding or furnishing proxy solicitation materials to such beneficial owners. Proxies may also be solicited personally or by telephone, telegram, or facsimile by certain of our directors, officers, and regular employees, without additional compensation.

Submission of Stockholder Proposal for the 2009 Annual Meeting

As a SunPower stockholder, you may submit a proposal, including director nominations, for consideration at future annual meetings of stockholders.

Stockholders Proposals:  For stockholder proposals to be considered for inclusion in our 2009 proxy statement, the written proposal must be received by our Corporate Secretary, at our corporate offices at 3939 North First Street, San Jose, California 95134, no later than November 25, 2008. The corporation has discretionary power to consider stockholder proposals submitted after February 8, 2009. If the date of the 2009 annual meeting is moved more than 30 days before or after the anniversary date of the 2008 Annual Meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail or make available our proxy solicitation materials for the 2009 annual meeting. Such proposals will also need to comply with Securities and Exchange Commission regulations, such as Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in any company-sponsored proxy material.

Nomination of Director Candidates:  Our Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. Such nominations should be directed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, SunPower Corporation, 3939 North First Street, San Jose, California 95134. In addition, the stockholder must give notice of a nomination to our Corporate Secretary, and such notice must be received within the time period described above under “Stockholder Proposals.” Any such proposal must include the following:

(1) The nominee’s name, age, nationality, business and residential address;

(2) The nominee’s principal occupation and employment;

(3) The class and number of shares of stock owned beneficially or of record by the nominee; and

(4) Any other information required to be disclosed in the proxy statement.

The stockholder’s notice must also include the following information for the stockholder giving the notice and the beneficial holder, if any, on whose behalf the nomination or proposal is being made:

(1) Their names and addresses;

(2) The classes and numbers of shares of stock owned beneficially and of record by them;

(3) A description of any arrangements or understandings between them and each proposed nominee and any other persons (including their names) pursuant to which the nominations are being made;

(4) A representation that they intend to appear in person or by proxy at the Annual Meeting to nominate the person named in the notice;

(5) A representation as to whether they are part of a group that intends to deliver a proxy statement or solicit proxies in support of the nomination; and

(6) Any other information that would be required to be included in the proxy statement.

If a director nomination is made pursuant to the process set forth above, the Nominating and Corporate Governance Committee of the Board will apply the same criteria in evaluating the nominee as it would any other board nominee candidate, and will recommend to the Board whether or not the stockholder nominee should be included as a candidate for election in our proxy statement. The nominee and nominating stockholder should be willing to provide any information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation. The Board shall make the final determination whether or not a nominee will be included in the proxy statement and on the proxy card for election.

Once either a search firm selected by the Nominating and Corporate Governance Committee or a stockholder has provided our Nominating and Corporate Governance Committee with the identity of a prospective candidate, the Nominating and Corporate Governance Committee communicates the identity and known background and experience of the candidate to the Board. If warranted by a polling of the Board, members of our Nominating and Corporate Governance Committee and/or other members of our senior management may interview the candidate. If the Nominating and Governance Committee reacts favorably to a candidate, the candidate is next invited to interview with the members of the Board who are not on the Nominating and Governance Committee. The Nominating and Governance Committee then makes a final determination whether to recommend the candidate to the Board for directorship. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that we will be best served if our directors bring to the Board a variety of experience and backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience.

Directors’ Attendance at Our Annual Meetings

Although we do not have a formal policy that mandates the attendance of our directors at our annual stockholder meetings, our directors are encouraged to attend. All directors are expected to attend the 2008 Annual Meeting, and four of the five directors attended the 2007 Annual Meeting.

Voting Results

We will announce preliminary voting results at the 2008 Annual Meeting and publish final results in SunPower’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2008.

A copy of our Annual Report on Form 10-K has been furnished with this proxy statement to each stockholder. A stockholder may also request a copy of our Annual Report on Form 10-K in a writing addressed to our Corporate Secretary at 3939 North First Street, San Jose, California 95134. Upon receipt of such request, we will provide a copy of our Annual Report on Form 10-K without charge, including the financial statements required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 of the Securities Exchange Act of 1934 (“Exchange Act”) for our fiscal year 2007. Our Annual Report on Form 10-K is also available on our website at http://investors.sunpowercorp.com/sec.cfm.

CORPORATE GOVERNANCE

GENERAL INFORMATION

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Board has established committees to ensure that we maintain strong corporate governance standards. The charters of our Board committees are available on our website at http://investors.sunpowercorp.com/documents.cfm. You may also request copies of our committee charters by writing to SunPower Corporation, 3939 North First Street, San Jose, California 95134, Attention: Corporate Secretary.

We have adopted a Code of Business Conduct and Ethics that is applicable to our directors, officers, and employees (including our principal executive officer, principal financial officer and principal accounting officer) and is designed to promote compliance with the laws applicable to our business, accounting standards, and proper and ethical business methods and practices. Our Code of Business Conduct and Ethics is available on our website at http://investors.sunpowercorp.com/governance.cfm under the link for “Code of Conduct.” You may also request a copy by writing to us at SunPower Corporation, 3939 North First Street, San Jose, California 95134, Attention: Corporate Secretary. If we amend or grant a waiver under it applicable to our principal executive officer, principal financial officer or principal accounting officer, we will post a copy of such amendment or waiver on our website.

BOARD STRUCTURE

Determination of Independence

It is our policy that a majority of our directors be independent. Our Board has determined that three of our five directors, namely Mr. W. Steve Albrecht, Ms. Betsy S. Atkins, and Mr. Pat Wood III, meet the standards for independence as defined by applicable listing standards of the Nasdaq Global Market and rules and regulations of the Securities Exchange Commission. Our Board has also determined that Mr. Thomas H. Werner, our Chief Executive Officer, and Mr. T.J. Rodgers, the Chairman of our Board, and President and Chief Executive Officer of our majority stockholder, Cypress Semiconductor Corporation, are not “independent” as defined by applicable listing standards of the Nasdaq Global Market.

Board Meetings

Our Board held ten meetings during fiscal year 2007. During fiscal year 2007, each director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served. Our independent directors held three executive sessions without management present during fiscal year 2007.

Stockholder Communications with Board of Directors

We provide a process by which stockholders may send communications to our Board, any committee of the Board, our non-management directors or any particular director. Stockholders can contact our non-management directors by sending such communications to the chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, SunPower Corporation, 3939 North First Street, San Jose, California 95134. Stockholders wishing to communicate with a particular Board member, a particular Board committee or the Board as a whole, may send a written communication to our Corporate Secretary, SunPower Corporation, 3939 North First Street, San Jose, California 95134. The Corporate Secretary will forward such communication to the full Board, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unduly hostile, threatening, illegal, or harassing, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

COMMITTEE MEMBERSHIP

Our Board has standing Audit, Compensation, and Nominating and Corporate Governance committees. Below is a summary of our committee structure and membership information.

Nominating and
		Compensation	Corporate Governance
Director	Audit Committee	Committee	Committee

W. Steve Albrecht	Chair	Member	Member
Betsy S. Atkins	Member	Chair	Member
Pat Wood III	Member	Member	Chair
T.J. Rodgers	—	—	—
Thomas H. Werner	—	—	—

Audit Committee

Our Audit Committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The members of our Audit Committee are W. Steve Albrecht (Chair), Betsy S. Atkins, and Pat Wood III, each of whom is “independent” as that term is defined in Section 10A of the Exchange Act and as defined by applicable listing standards of the Nasdaq Global Market. Each member of the Audit Committee is financially literate and has the requisite financial sophistication as required by the applicable listing standards of the Nasdaq Global Market. In addition, the Board has determined that Mr. Albrecht meets the criteria of an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission regulations due to his professional experience described below under “Proposal One — Election of Directors.” The Audit Committee held 11 meetings during 2007.

The purpose of the Audit Committee, pursuant to its charter, is to:

•	provide oversight of our accounting and financial reporting processes and the audit of our financial statements and internal controls by our independent registered public accounting firm;

•	assist the Board in the oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent registered accounting firm’s performance, qualifications and independence; and (4) the performance of our internal audit function;

•	prepare an audit committee report as required by the Securities and Exchange Commission to be included in our annual proxy statement; and

•	provide to the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board.

The Audit Committee also serves as the representative of the Board with respect to its oversight of the matters described in “Report of the Audit Committee of the Board of Directors.” The Audit Committee has also established procedures for (1) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters.

Compensation Committee

The members of the Compensation Committee are Betsy S. Atkins (Chair), W. Steve Albrecht, and Pat Wood III, each of whom is “independent” as defined by applicable listing standards of the Nasdaq Global Market. The Compensation Committee held eight meetings during 2007.

The Compensation Committee, pursuant to its charter, assists the Board in discharging its duties with respect to:

•	the formulation, implementation, review, and modification of the compensation of our directors and executive officers;

•	the preparation of an annual report of the Compensation Committee for inclusion in our annual proxy statement or Annual Report on Form 10-K, in accordance with applicable rules of the Securities and Exchange Commission and applicable listing standards of the Nasdaq Global Market;

•	reviewing and discussing the Compensation Discussion and Analysis with management; and

•	the administration of our stock plans, including the Amended and Restated SunPower Corporation 2005 Stock Incentive Plan.

In certain instances, the Compensation Committee has delegated limited authority to our Chief Executive Officer with respect to compensation and equity awards for employees other than our executive officers. For more information on our processes and procedures for the consideration and determination of executive and director compensation, see “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Pat Wood III (Chair), Betsy S. Atkins, and W. Steve Albrecht, each of whom is “independent” as defined by applicable listing standards of the Nasdaq Global Market. The Nominating and Corporate Governance Committee held four meetings during 2007.

The Nominating and Corporate Governance Committee, pursuant to its charter, assists the Board in discharging its responsibilities with respect to:

•	the identification of individuals qualified to become directors and the selection or recommendation of candidates for all directorships to be filled by the Board or by the stockholders; and

•	the development, maintenance and recommendation of a set of corporate governance principles applicable to us, and for periodically reviewing such principles.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board is currently comprised of five members, all of whom are nominated for re-election at the 2008 Annual Meeting. The Board has considered and approved the nomination of the persons named below for re-election as directors at the Annual Meeting. All five nominees are directors standing for re-election and have consented to being named in this proxy statement and to serve if re-elected. Unless otherwise directed, the proxy holders will vote the proxies received by them for the five nominees named below. If any of the five nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next annual meeting of stockholders and until their successors are elected.

The names of the nominees and certain information about them are set forth below. There are no family relationships among any of our directors or executive officers.

		Position(s) with	Director
Name of Nominee	Age	SunPower	Since

T.J. Rodgers	60	Chairman	2002
Thomas H. Werner	48	CEO and Director	2003
W. Steve Albrecht	61	Director	2005
Betsy S. Atkins	54	Director	2005
Pat Wood III	45	Director	2005

T.J. Rodgers is Chairman of our Board. Mr. Rodgers is a co-founder of Cypress Semiconductor Corporation, a semiconductor company and our majority stockholder, and has been the President and Chief Executive Officer of Cypress and a member of its board of directors since 1982. Mr. Rodgers also serves as a director of Bloom Energy (formerly Ion America) and Silicon Light Machines. Mr. Rodgers is also a member of the Board of Trustees at Dartmouth College.

Thomas H. Werner has served as our Chief Executive Officer and a member of our Board since 2003. Prior to joining SunPower, from 2001 to 2003, Mr. Werner served as Chief Executive Officer of Silicon Light Machines, Inc., an optical solutions subsidiary of Cypress Semiconductor Corporation. From 1998 to 2001, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corp., a network solutions company. Mr. Werner currently serves as a board member of Silicon Light Machines and Cree, Inc.

W. Steve Albrecht is the Associate Dean and Andersen Alumni Professor of Accounting at the Marriott School of Management at Brigham Young University, or BYU. Mr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined BYU in 1977 after teaching at Stanford University and the University of Illinois. Prior to becoming a professor, he worked as an accountant for Deloitte & Touche. Mr. Albrecht is the past president of the American Accounting Association and the Association of Certified Fraud Examiners. He currently serves on the boards of Red Hat, SkyWest Airlines, and Cypress Semiconductor Corporation. He is currently a trustee of the Financial Accounting Foundation that oversees the Financial Accounting Standards Board (FASB) and the Governmental Accounting Standards Board (GASB).

Betsy S. Atkins has served as Chief Executive Officer of Baja Ventures, an early stage technology and life sciences venture capital fund, since 1994. She previously served as Chairperson and Chief Executive Officer of NCI, Inc., a neutraceutical functional food company, from 1991 through 1993. Ms. Atkins was a co-founder of Ascend Communications, a manufacturer of communications equipment, in 1989, where she was also a member of the board of directors until its acquisition by Lucent Technologies, a telecommunications systems, software and products company, in 1999. Ms. Atkins currently serves on the board of directors of Polycom, Inc., Reynolds American, Inc. and Chico’s FAS, Inc. She served as a presidential appointee to the Pension Benefit Guaranty Corp. board from 2001 to 2003. She is a faculty member of the National Association of Corporation Directors and a

member of the British Telecom Advisory Board, the NASDAQ Exchange LLC board, and the Council on Foreign Relations.

Pat Wood, III has served as a Principal of Wood3 Resources, an energy infrastructure developer, since July 2005. From 2001 to 2005 Mr. Wood served as the chairman of the Federal Energy Regulatory Commission. From 1995 to 2001, Mr. Wood chaired the Public Utility Commission of Texas. Mr. Wood has also been an attorney with Baker & Botts, a global law firm, and an associate project engineer with Arco Indonesia, an oil and gas company, in Jakarta. He currently serves as a board member of Quanta Services, Inc.

Required Vote.  The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE PROPOSED NOMINEES.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of our Board of Directors serves as the representative of the Board of Directors with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;

•	the integrity of our financial statements;

•	our internal controls;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s appointment, qualifications and independence; and

•	the performance of our internal audit function.

The Audit Committee also reviews the performance of our independent registered public accounting firm, PricewaterhouseCoopers LLP, in the annual audit of financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The Audit Committee provides the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board. The Audit Committee reviews our financial disclosures, and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for our fiscal year ended December 30, 2007 with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board of Directors.

Our management has primary responsibility for preparing our financial statements and for our financial reporting process. In addition, our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion on the conformity of our financial statements to generally accepted accounting principles, and on the effectiveness of our internal controls over financial reporting.

The Audit Committee reports as follows:

(1) The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2007 with our management.

(2) The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T).

(3) The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” (as adopted by the Public Company Accounting Oversight Board in Rule 3600T), and has discussed with PricewaterhouseCoopers LLP its independence, including whether PricewaterhouseCoopers LLP’s provision of non-audit services to us is compatible with its independence.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee (or its Chair pursuant to delegated authority) of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee (or its Chair pursuant to delegated authority) must approve the specific service before the independent registered public accounting firm is engaged to perform such services for us.

Based on the review and discussion referred to in items (1) through (3) above, the Audit Committee recommended to our Board of Directors, and the Board approved, the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007, as filed with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

W. Steve Albrecht, Chair
Betsy S. Atkins
Pat Wood III

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2008, subject to ratification by our stockholders.

PricewaterhouseCoopers LLP has served as our auditor since 2003. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance.

If the stockholders fail to ratify the selection of our independent registered accounting firm, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

All fees billed to us by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee. Fees billed to us by PricewaterhouseCoopers LLP during fiscal years 2006 and 2007 were as follows:

Services	2006	2007

Audit Fees	$1,218,000	$1,979,000
Audit-Related Fees	177,000	294,000
Tax Fees	101,000	183,000
All Other Fees	—	—

Total	$1,496,000	$2,456,000

•	Audit Fees: Audit fees for 2006 were for professional services rendered in connection with audits of our consolidated financial statements, statutory audits of our subsidiary companies, quarterly reviews, assistance with documents that we filed with the Securities and Exchange Commission (including our Forms S-8, 10-Q, 10-K and 8-K), and issuance of comfort letters in connection with our May 2006 public offering and the issuance of the auditors consents. Audit fees for 2007 were for professional services rendered in connection with audits of our consolidated financial statements, statutory audits of our subsidiary companies, quarterly reviews, assistance with documents that we filed with the Securities and Exchange Commission (including our Forms S-1, S-3, S-8, 10-Q, 10-K and 8-K), the issuance of comfort letters in connection with our February 2007 and July 2007 public offerings and the issuance of the auditors consents.

•	Audit-Related Fees: Audit-related fees for 2006 and 2007 were for professional services rendered in connection with consultations with management on various accounting matters.

•	Tax Fees: Tax fees for 2006 and 2007 were for tax return preparation assistance and expatriate tax services, general tax planning and international tax consulting.

•	All Other Fees: SunPower was not billed any other fees by PricewaterhouseCoopers LLP in 2006 or 2007.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2008.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008.

PROPOSAL THREE

APPROVAL OF THE SECOND AMENDED AND RESTATED
SUNPOWER CORPORATION 2005 STOCK INCENTIVE PLAN

The Board has approved and is submitting for stockholder approval an amendment and restatement of the Amended and Restated SunPower Corporation 2005 Stock Incentive Plan (the “Stock Plan”) that, if approved, would:

•	increase the number of shares of our class A common stock reserved for issuance under the Stock Plan by 1,700,000 shares, for a total of 1,849,663 shares as of March 12, 2008;

•	provide, beginning in 2009, for an automatic annual increase in the total number of shares of class A common stock reserved for issuance under the Stock Plan;

•	make certain changes to the permitted qualifying criteria for performance-based equity awards under the Stock Plan

•	make certain changes to the compensation of directors under the Stock Plan; and

•	make certain other conforming technical amendments to the Stock Plan, all as further described below under “Summary of the Amendment and Restatement.”

The actual number of shares reserved under the Stock Plan at any given time is determined in accordance with the formula described under “Summary Description of Stock Plan as Currently in Effect — Stock Plan Limits/Class A Common Shares Available for Issuance.”

The Stock Plan was originally adopted by our Board on August 12, 2005, was amended by our Board effective as of September 23, 2005, was amended by the Board and stockholders on October 5, 2005, reflected a two-for-one reverse stock split on November 10, 2005, was again amended by our Board and our stockholders effective as of May 4, 2006, was amended by our Board and our stockholders effective as of February 12, 2007, and was amended and restated by our Board and stockholders effective as of May 4, 2007. The Stock Plan is administered by the Compensation Committee of our Board, and provides for several types of stock-based awards for employees, non-employee directors and consultants.

A summary of the amended Stock Plan is set forth below and is followed by a summary of the principal provisions of the Stock Plan as currently in effect. The summaries of both the amended Stock Plan and the current Stock Plan are not intended to be exhaustive and are qualified in their entirety by the terms of the amended Stock Plan and the current Stock Plan, respectively. A complete copy of the Stock Plan, as proposed to be amended and restated, is attached to this proxy statement as Appendix A.

Summary of the Amendment and Restatement

The amended Stock Plan will make two significant changes that will impact the number of shares of class A common stock reserved for issuance under the Stock Plan. First, the amended Stock Plan will increase the number of class A common shares reserved for issuance under the Stock Plan by 1,700,000 shares, for a total of 1,849,663 shares as of March 12, 2008. Second, the amended Stock Plan will include an automatic share reserve increase feature effective for 2009 through 2015. If the amended Stock Plan is approved, this share reserve increase feature will cause, beginning in 2009, an annual and automatic increase in the number of shares of our class A common stock reserved for issuance under the Stock Plan in an amount each year equal to the least of

•	3% of the outstanding shares of all classes of our common stock measured on the last day of the immediately preceding fiscal year;

•	6,000,000 shares; and

•	such other number of shares as determined by our Board.

We believe that this annual automatic share reserve increase is necessary to allow us to fund our ongoing employee recruiting and retention efforts without incurring the time and expense of submitting share increase proposals to our stockholders year after year. Our business is in a growth phase, and we are increasing our headcount accordingly. Because we provide equity awards under the Stock Plan to most employees, we will continue to require a large number of shares to be available for issuance under the Stock Plan.

Additionally, the amended Stock Plan will modify the permitted qualifying criteria for performance-based equity awards under the Stock Plan consistent with certain requirements of Section 162(m) of the Internal Revenue Code. These modifications will clarify that we may make certain adjustments when evaluating performance results relating to performance awards under the Stock Plan, and will enumerate additional events that may occur during a performance period that we may exclude when evaluating performance results, as further described in the amended Stock Plan.

The amended Stock Plan will also make the following changes to the automatic grants of equity awards to directors under the Stock Plan:

•	Eliminate the current initial grant of a Nonstatutory Option (as defined in the Stock Plan) to purchase 20,000 shares of class A common stock, for non-employee directors joining the Board after the 2008 Annual Meeting of Stockholders (the “Effective Date”);

•	Eliminate the current initial grant of 2,000 Restricted Shares (as defined in the Stock Plan) for non-employee directors joining the Board after the Effective Date;

•	Provide for non-employee directors joining the Board after the Effective Date to receive a grant of 6,600 Stock Units (as defined in the Stock Plan) subject to certain restrictions, which Stock Units will vest annually in equal installments over a five-year period beginning on the date of grant;

•	Eliminate the annual grant of 2,000 Restricted Shares for re-elected non-employee directors;

•	Eliminate the annual grant of an Option (as defined in the Stock Plan) to purchase 6,000 shares of class A common stock, for re-elected non-employee directors;

•	Provide for non-employee directors who have served for at least six months to receive, on the first business day following each annual meeting beginning with the 2008 Annual Meeting, an annual grant of 4,000 Stock Units that will vest quarterly in equal installments over a one-year period beginning on the date of grant;

•	Change, after the Effective Date, the form of the initial equity grant to the Chairman of the Board from 10,000 Restricted Shares to a grant of 10,000 Stock Units that will vest quarterly in equal installments over a one-year period beginning on the date of grant; and

•	Change, after the Effective Date, the form of the annual equity grant to the Chairman of the Board from 10,000 Restricted Shares to a grant of 10,000 Stock Units that will vest quarterly in equal installments over a one-year period beginning on the date of grant.

In determining the equity compensation for the Chairman of the Board, the directors took into account our Chairman’s level of involvement in our activities in addition to participating in board meetings, including among other things participating in full day quarterly business reviews, ongoing technology review and oversight, and other management activities. Because no monetary consideration will be paid by the recipients of the Stock Units issued under the Stock Plan, the issuance of shares of class A common stock upon vesting of Stock Units pursuant to the Stock Plan will cause dilution to our existing stockholders.

The amended Stock Plan will also make certain other conforming amendments related to the changes described above, as well as certain technical amendments clarifying the compliance of the Stock Plan with Section 409A of the Internal Revenue Code and clarifying that Stock Appreciation Rights and all Stock Options may not have an exercise price less than the fair market value on the date of grant. Also, as a result of Internal Revenue Service requirements, in connection with the automatic share reserve increase, we are setting a maximum limit of 15 million on the number of incentive stock options that can be issued under the Stock Plan. We have forecasted this limit based on the automatic share reserve increase and the remaining term of the Stock Plan.

Summary Description of Stock Plan as Currently in Effect

Awards Available Under the Stock Plan.  Under the Stock Plan we may award shares of class A common stock or securities exercisable for or based on shares of class A common stock, but not shares of class B common stock. The Stock Plan provides for the discretionary award of: (1) incentive stock options (“ISOs”) that satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as stock options that are not ISOs (“Nonstatutory Options,” together with ISOs, “Stock Options”); (2) class A common shares subject to certain restrictions (“Restricted Shares”); (3) stock appreciation rights (“SARs”); and (4) bookkeeping entries equivalent to one or more class A common shares (“Stock Units”). The Stock Plan also provides for nondiscretionary, automatic grants of Nonstatutory Options to certain non-employee directors. Each type of award is carried out by the execution of an award agreement between us and the recipient that is specific to the type of award. For example, the terms of an award of Stock Options are set out in a “Stock Option Agreement.”

Eligibility.  Stock Options and other stock-based awards may be granted to employees, non-employee directors and consultants under the Stock Plan. ISOs may be granted only to employees. Currently, approximately 3,600 employees, non-employee directors and consultants with the Company are eligible to participate in the Stock Plan.

Stock Plan Limits/Class A Common Shares Available for Issuance.  The Stock Plan currently provides that the aggregate number of shares of class A common stock authorized for issuance as awards under the Stock Plan will not exceed 1,492,133 shares, plus (1) any shares subject to options granted under the prior stock plans which lapse or otherwise terminate prior to being exercised subsequent to August 12, 2005, and plus (2) any of the 105,000 shares subject to non-plan options granted during 2004 that lapse or otherwise terminate prior to being exercised subsequent to August 12, 2005. In addition, no participant in the Stock Plan can receive awards for any calendar year that relate to more than 500,000 shares.

Class A Common Shares.  If Restricted Shares or shares issued upon the exercise of Stock Options are forfeited, then such shares will again become available for awards under the Stock Plan. If Stock Units, Stock Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding shares will become available for awards under the Stock Plan. If Stock Units are settled, then only the number of class A common shares (if any) actually issued in settlement of such Stock Units will reduce the number available under the Stock Plan and the balance will again become available for awards under the Stock Plan. If SARs are exercised, then only the number of class A common shares (if any) actually issued in settlement of such SARs shall reduce the number available under the Stock Plan and the balance will again be available for awards under the Stock Plan.

Administration.  The Stock Plan will be administered by our Compensation Committee. The Compensation Committee will consist of two or more directors appointed by the Board. In addition, the composition of the Compensation Committee shall satisfy (1) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and (2) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors who may administer the Stock Plan with respect to employees who are not considered officers or directors under Section 16 of the Exchange Act, may grant awards under the Stock Plan to such employees and may determine all terms of such grants. The Board may also authorize one or more officers to designate employees, other than officers under Section 16 of the Exchange Act, to receive awards and/or to determine the number of such awards to be received by such persons; provided, however, that the Board must specify the total number of awards that such officers may so award. The Compensation Committee may designate persons other than members of the Compensation Committee to carry out its responsibilities, except that the Compensation Committee may not delegate its authority with regard to the selection for participation of or the granting of equity awards or other rights under the Stock Plan to persons subject to Section 16 of the Exchange Act.

Stock Options.  Both ISOs and Nonstatutory Options are available for grant under the Stock Plan. ISOs may be granted only to employees while Nonstatutory Options may be granted to employees, non-employee directors and consultants. The terms and conditions of an award of Stock Options are determined on a case by case basis and will be evidenced by a Stock Option agreement between the optionee and the Company. Each Stock Option agreement will specify the number of class A common shares that are subject to the Stock Option and will provide for the adjustment of the Stock Option in accordance with the adjustment section in the Stock Plan.

The exercise price of a Stock Option will be determined by the Compensation Committee in its sole discretion. The exercise price of an ISO, subject to Internal Revenue Code requirements for 10% stockholders, shall not be less than 100% of the fair market value of a class A common share on the date of grant, and the exercise price of a Nonstatutory Stock Option shall not be less 85% of the fair market value of a class A common share on the date of grant. The closing price per share of our class A common stock on March 12, 2008 was $62.40.

Each Stock Option agreement will specify a date when all or any installment of the Stock Option is to become exercisable and also specifies the term of the option; provided that the term of an option shall in no event exceed 10 years from the date of grant. The Stock Option agreement may provide for accelerated exercisability in the event of the optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service. The Compensation Committee may determine, at the time of granting a Stock Option or thereafter, that such Stock Option will become exercisable as to all or part of the class A common shares subject to the Stock Option in the event that a Change in Control (as defined in the Stock Plan) occurs with respect to the Company.

Stock Options may be awarded in combination with SARs, and such an award may provide that the Stock Options will not be exercisable unless the related SARs are forfeited. An optionee has none of the rights of a stockholder until shares of stock are issued. The Compensation Committee may at any time (1) offer to buy out for a payment in cash or cash equivalents a Stock Option previously granted, or (2) authorize an optionee to elect to cash out a Stock Option previously granted, in either case at such time and based upon such terms and conditions as the Compensation Committee may establish.

If Proposal Three described above is not approved by our stockholders, a non-employee director who first joins the Board on or after the Effective Date, and was not previously an employee, will be granted automatically an initial Stock Option to purchase 20,000 shares on the date of his or her election or appointment to the Board. The initial Stock Option will vest and becomes exercisable over five years, with the first 20% of the shares subject to the initial Stock Option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter in equal portions over the next four years. Also, immediately after each of our regularly scheduled annual meetings of stockholders, each returning non-employee director will be automatically granted a Stock Option to purchase 6,000 shares, provided the director has served on the Board for at least six months. These Stock Options will vest and become exercisable monthly in equal portions over a five-year period. The Stock Options granted to non-employee directors will have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, and will become fully vested if we are subject to a change of control. If Proposal Three described above is approved by our stockholders, the non-cash compensation program described in connection with Proposal Three above will apply in 2008.

Restricted Shares.  The Compensation Committee may grant Restricted Shares to employees, non-employee directors and consultants. The terms of each award are determined on a case by case basis and will be evidenced by a restricted stock agreement between the recipient and the Company. Restricted Shares may be sold or awarded under the Stock Plan for such consideration as the Compensation Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

If Proposal Three described above is not approved by our stockholders, a non-employee director who joins the Board on or after the Effective Date, and was not previously an employee, will be granted 2,000 Restricted Shares on the date of his or her election or appointment to the Board. These Restricted Shares will vest and become exercisable quarterly over a one-year period. Also, each returning non-employee director automatically will be granted 2,000 Restricted Shares each year, provided the director has served on the Board for at least six months. These Restricted Shares will vest and become exercisable quarterly over a one-year period. If Proposal Three described above is not approved by our stockholders, the Chairman of the Board will be granted 10,000 Restricted Shares each year. These Restricted Shares will vest and become exercisable quarterly over a one-year period. If

Proposal Three described above is approved by our stockholders, the non-cash compensation program described in connection with Proposal Three above will apply in 2008.

Each award of Restricted Shares may or may not be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock agreement. An award agreement may provide for accelerated vesting in the event of the grantee’s death, disability, retirement or other events. The Compensation Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of the Restricted Shares will become vested in the event that a Change in Control (as defined in the Stock Plan) occurs with respect to the Company.

The holders of Restricted Shares awarded under the Stock Plan have the same voting, dividend and other rights as our other stockholders. A Restricted Stock agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares.

Stock Appreciation Rights.  The Compensation Committee may award SARs to employees, non-employee directors and consultants. The number of shares included, the terms of exercise, and the term of each SAR is determined on a case by case basis and will be evidenced by a SAR agreement between the recipient and the Company. Each SAR agreement will specify the date when all or any installment of the SAR is to become exercisable. The SAR agreement will also specify the term of the SAR. A SAR agreement may provide for accelerated exercisability in the event of the recipient’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the recipient’s service. The Compensation Committee may determine, at the time of granting a SAR or thereafter, that such SAR will become fully vested as to all class A common shares subject to such SAR in the event that a Change in Control (as defined in the Stock Plan) occurs with respect to the Company. SARs may be awarded in combination with Stock Options, and such an award may provide that the SARs will not be exercisable unless the related Stock Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in a Nonstatutory Option at the time of grant or thereafter. Upon the exercise of a SAR, the recipient will receive cash, class A common shares, or a combination of the two. The amount of cash and/or the fair market value of class A common shares received upon exercise of SARs will, in the aggregate, be equal to the amount by which the fair market value (on the date of surrender) of the class A common shares subject to the SARs exceeds the exercise price.

Stock Units.  The Compensation Committee may award Stock Units to employees, non-employee directors and consultants. The terms of each award are determined on a case by case basis and will be evidenced by a Stock Unit agreement between the recipient and the Company. No cash consideration is required of the award recipients. The holders of Stock Units have no voting rights. However, prior to settlement or forfeiture, any Stock Unit awarded under the Stock Plan may, at the Compensation Committee’s discretion, carry with it a right to dividend equivalents. Settlement of vested Stock Units may be made in the form of cash, class A common shares, or any combination of the two. The number of Stock Units eligible for settlement may be larger or smaller than the number included in the original award, based on predetermined performance factors. If Proposal Three described above is approved by our stockholders, the non-cash compensation program described in connection with Proposal Three above will apply in 2008.

Each award of Stock Units may or may not be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions set out in the Stock Unit agreement. A Stock Unit agreement may provide for accelerated vesting in the event of the participant’s death, disability or retirement or other events. The Compensation Committee may determine, at the time of granting Stock Units or thereafter, that all or part of the Stock Units will become vested in the event that a Change in Control (as defined in the Stock Plan) occurs with respect to the Company.

Adjustments.  In the event of a recapitalization, stock split or similar capital transaction, appropriate adjustments will be made to: (1) the number of class A common shares reserved for issuance under the Stock Plan; (2) the limitation regarding the total number of class A common shares underlying awards given to an individual participant in any calendar year; (3) the number of Nonstatutory Options automatically granted to non-employee directors; and (4) other adjustments in order to preserve the benefits of outstanding awards under the Stock Plan (including adjustments to the number of class A common shares covered by each outstanding Stock Option and SAR and the exercise price thereof and in the number of any Stock Units that have not yet been settled).

Effect of Certain Transactions.  A Change in Control (defined below) may impact rights to an award made under the Stock Plan. Specifically, the Stock Plan provides that the Compensation Committee may decide, either at the time of the award or after, that in the event of a Change in Control: (1) Restricted Shares and Stock Units vest; and (2) Stock Options and SARs are exercisable. However, in the event of a merger or other reorganization, all outstanding awards are subject to the terms of the agreement effecting the particular transaction. Any automatic award of Nonstatutory Options, Restricted Shares or Stock Units to a non-employee director vests in the event of a Change in Control.

Subject to certain exceptions, a Change in Control generally means the occurrence of one of the following:

(a) the acquisition by any person of our securities representing 50% or more of the combined voting power of the then outstanding securities;

(b) a merger or consolidation with or into another entity as a result of which persons who were not our stockholders immediately prior to the merger or consolidation own immediately after the merger or consolidation 50% or more of the voting power of the outstanding securities of the continuing or surviving entity and any parent corporation of the continuing or surviving entity; or

(c) the sale, transfer or other disposition of all or substantially all of our assets.

To the extent not previously exercised or settled, Stock Options, SARs and Stock Units will terminate immediately prior to our dissolution or liquidation.

Qualifying Performance Criteria.  An award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria: (1) cash flow; (2) earnings per share; (3) earnings before interest, taxes and amortization; (4) return on equity; (5) total stockholder return; (6) share price performance; (7) return on capital; (8) return on assets or net assets; (9) revenue; (10) income or net income; (11) operating income or net operating income; (12) operating profit or net operating profit; (13) operating margin or profit margin; (14) return on operating revenue; (15) return on invested capital; or (16) market segment shares.

The Compensation Committee may appropriately adjust any evaluation of performance to exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; and (e) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our Annual Report to stockholders for the applicable year. If Proposal Three is approved, the Compensation Committee in an award may provide for the adjustment of any evaluation of performance under the foregoing qualifying performance criteria to exclude any objective and measurable events specified in the award, including but not limited to those listed above, as well as any of the following events that occurs during a performance period: (w) acceleration of amortization of debt issuance costs, (x) stock-based compensation charges, (y) purchase-accounting related charges, including amortization of intangible purchased assets, acquired in-process research and development charges, and similar charges associated with purchase accounting, and (z) the related tax effects associated with each of the permissible adjustments. However, if Proposal Three is approved, the express reference to “extraordinary non-recurring items described in management’s discussion and analysis of financial condition and results of operations appearing in our Annual Report to stockholders for the applicable year” will be deleted.

If applicable, the Compensation Committee will determine the qualifying performance criteria not later than the 90th day of the performance period, and shall determine and certify, for each participant, the extent to which the qualifying performance criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Stock Plan upon the attainment of a performance goal to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

Withholding of Taxes.  Each recipient of an award must make arrangements with us to satisfy any tax withholding requirements in relation to any award under the Stock Plan. The Compensation Committee may permit a participant to satisfy all or part of his or her withholding or income tax obligations by having us withhold all or a portion of any class A common shares that otherwise would be issued to him or her or by surrendering all or a portion of any class A common shares that he or she previously acquired. Such class A common shares will be valued at their fair market value on the date when taxes otherwise would be withheld in cash. In no event may a participant have class A common shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

Termination and Amendment.  The Stock Plan terminates automatically on August 12, 2015, unless terminated earlier by the Board. The Board may amend, modify or terminate the Stock Plan at any time, subject to stockholder approval if required by applicable laws, regulations or rules. Rights and obligations under any award granted before amendment of the Stock Plan will not be materially impaired by such amendment, except with the consent of the participant.

Benefits Under the Amended Stock Plan

Directors, consultants and employees, including executive officers and employees who are members of the Board, are eligible to participate in the Stock Plan. Future awards under the Stock Plan will be determined by the Board over time based on multiple factors such as competitive analysis, our results and discrete human resource issues. Consequently, except as set forth below, it is impossible to determine the benefits or amounts that will be received in the future under the Stock Plan by any of our executive officers, directors or employees. In 2007, our executive officers received, in the aggregate, 124,012 Restricted Shares, and 25,000 Stock Units, and our non-executive directors received, in the aggregate, 16,000 Restricted Shares, and Stock Options to purchase 18,000 shares of our class A common stock. In 2007, our non-executive employees received, in the aggregate, 548,492 Restricted Shares, and 430,699 Stock Units. The foregoing amounts excluded Stock Options held by our executive officers and non-executive employees as a result of our assumption of stock options that had been issued by PowerLight Corporation before our acquisition of PowerLight in January 2007.

Although the benefits or amounts to be received from future awards under the current Plan are not determinable, the Board has approved grants of Stock Units to certain individuals pursuant to the amended Stock Plan, as set forth in the table below, subject to approval of Proposal Three by the stockholders at our 2008 Annual Meeting and subject to the recipient maintaining his or her status as director or employee through the date of the Annual Meeting.

Contingent Grants Under Second Amended and Restated
SunPower Corporation 2005 Stock Incentive Plan

	Dollar Value	Number of
Name and Position	($)(1)	Stock Units(2)

Thomas H. Werner, Chief Executive Officer	3,121,560	50,025
Emmanuel T. Hernandez, Chief Financial Officer	1,872,000	30,000
Thomas L. Dinwoodie, Founder and Chief Technology Officer, SunPower Corporation, Systems	468,000	7,500
Howard J. Wenger, Senior Vice President, Global Business Units	748,000	12,000
Bruce R. Ledesma, General Counsel and Corporate Secretary	468,000	7,500
Executive Group	8,175,960	131,025
Non-Executive Director Group	1,372,800	22,000
Non-Executive Officer Employee Group	0	0

(1)	The dollar value indicated is based upon $62.40, the closing price of our class A common stock on March 12, 2008.

(2)	The number of Stock Units to be issued to our named executive officers and our Executive Group would vest based on both continued employment and achievement of qualifying performance-based milestones. The number of shares of our class A common stock remaining reserved for issuance under the Stock Plan was insufficient to proceed with the issuance of such performance-based Stock Units when approved by the Board in January 2008 and are therefore subject to approval of Proposal Three by the stockholders at our 2008 Annual Meeting.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Stock Plan based on federal income tax laws in effect on December 31, 2007. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Nonstatutory Options.  In general (1) no income will be recognized by an optionee at the time a Nonstatutory Option is granted; (2) at the time of exercise of a Nonstatutory Option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the class A common shares and the fair market value of the class A common shares, if vested, on the date of exercise; and (3) at the time of sale of class A common shares acquired pursuant to the exercise of a Nonstatutory Option, appreciation (or depreciation) in value of the class A common shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the class A common shares have been held.

ISOs.  No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If class A common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such class A common shares is made by such optionee within two years after the date of grant or within one year after the transfer of such class A common shares to the optionee, then upon sale of such class A common shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If class A common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such class A common shares at the time of exercise (or, if less, the amount realized on the disposition of such class A common shares if a sale or exchange) over the option price paid for such class A common shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.  No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted class A common shares received on the exercise.

Restricted Shares.  The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by the purchase price for such Restricted Shares) at such time as the class A common shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the Restricted Shares will have ordinary income on the date of transfer of the Restricted Shares equal to the excess of the fair market value of such Restricted Shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Stock Units.  No income generally will be recognized upon the award of Stock Units. The recipient of a Stock Unit award generally will be subject to tax at ordinary income rates on the fair market value of class A common shares on the date of settlement (reduced by any amount paid by the participant for such Stock Units), and, if settled with class A common shares in whole or in part, the capital gains/loss holding period for such class A common shares will also commence on such date.

Section 409A of the Code

Awards under the Stock Plan may, in some cases, result in a deferral of compensation that is subject to the requirements of Section 409A of the Code (“Section 409A”). Generally, to the extent these awards are subject to Section 409A, such awards will be subject to immediate taxation in the year they vest and a 20% penalty tax unless the requirements of Section 409A are satisfied. It is the intent of the Company that awards under the Stock Plan will be structured and administered in a manner that complies with the requirements of Section 409A. Awardees should consult their own tax advisor with respect to the potential application of Section 409A.

Tax Consequences to SunPower

To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” under Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SECOND AMENDED AND RESTATED SUNPOWER CORPORATION 2005 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 30, 2007 with respect to our equity compensation plans under which our equity securities are authorized for issuance (in thousands, except dollar figures):

Number of
	Securities		Weighted	Number of Securities
	to be Issued		Average	Remaining Available
	upon		Exercise	for Future Issuance
	Exercise of		Price of	Under Equity
	Outstanding		Outstanding	Compensation Plans
	Options,		Options,	(Excluding Securities
	Warrants		Warrants	Reflected in the First
Plan Category	and Rights		and Rights	Column)

Equity compensation plans approved by security holders	2,889		$4.73	28
Equity compensation shares not approved by security holders	17	(1)	$2.00	—

Total	2,906	(2)	$4.71	28

(1)	Represents one option to purchase shares of class A common stock issued to one employee on June 17, 2004 with an exercise price of $2.00, vesting over five years.

(2)	This table excludes options to purchase an aggregate of approximately 795,000 shares of class A common stock, at a weighted average exercise price of $8.09 per share, that we assumed in connection with the acquisition of PowerLight Corporation in January 2007.

PROPOSAL FOUR

APPROVAL OF THE AMENDED AND RESTATED
SUNPOWER CORPORATION ANNUAL KEY EMPLOYEE BONUS PLAN

The Board is submitting for stockholder approval the Amended and Restated SunPower Corporation Annual Key Employee Bonus Plan (the “New KEBP”), which is an amendment and restatement of the SunPower Corporation 2006 Key Employee Bonus Plan (the “Old KEBP”). The Board approved the New KEBP on January 31, 2008. If approved by our stockholders, the New KEBP will replace the Old KEBP as our annual cash bonus plan available to certain of our employees, including our named executive officers.

The Old KEBP served in past years as our cash incentive program. The Old KEBP has both a quarterly component and an annual component. The New KEBP will only have an annual award component. However, the Board has also separately approved a quarterly bonus plan, our Key Initiative Plan, which is not being submitted for stockholder approval. The potential and actual payments under the New KEBP will be determined in accordance with the terms and conditions of the New KEBP and as approved by our Compensation Committee.

A summary of the New KEBP is set forth below. The summary of the New KEBP is not intended to be exhaustive and is qualified in its entirety by the terms of the New KEBP. A complete copy of the New KEBP, as proposed for adoption, is attached to this proxy statement as Appendix B.

Summary Description of the New KEBP

Awards Available Under the New KEBP.  The New KEBP will allow us to provide annual cash incentive award opportunities and performance-based payouts for those award opportunities for certain of our employees, including our named executive officers. Annual cash incentive awards help us align executive compensation with business objectives and performance, as further described below in “Compensation Discussion and Analysis.” One of the primary objectives of the New KEBP is to ensure that annual cash incentive payouts qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Eligibility.  Any employee of the Company or its affiliates may be selected by our Compensation Committee to participate in the New KEBP for a particular performance period. The Compensation Committee may also select individuals who are expected to become employees to participate for a particular performance period. Participation in the New KEBP will be determined on a performance-period-by-performance-period basis. Currently, approximately 75 individuals, including our executive officers, are eligible to participate in the New KEBP.

Operation of the New KEBP.  The New KEBP will generally operate as follows:

•	Each year, the Compensation Committee will establish a performance period, which will consist of a particular fiscal year for the Company, or a longer or shorter period determined by the Compensation Committee.

•	For each performance period, the Compensation Committee will approve one or more performance goals (which are listed below), as well as target amounts for each performance goal, for the performance period.

•	The Compensation Committee will also establish in writing an annual cash incentive award opportunity for each participant, which award opportunity will be expressed as either a percentage of the participant’s base salary or a specific dollar amount. We refer to this annual cash incentive award opportunity as the participant’s target award. The Compensation Committee will select participants, the performance goals and the target awards not later than the 90th day of the performance period.

•	In order to determine the amount of the target award each participant will earn as a payout amount based on actual performance compared to the pre-established performance goals, the Compensation Committee will approve within the first 90 days of the performance period, a formula or payout matrix, which we refer to as the payout formula. The payout formula may differ from participant to participant. The Compensation Committee may determine that if actual performance falls below a specific percentage of the target amount for a performance goal, no payout amount will be earned for that particular performance goal. In no event will a participant’s actual award payout for any performance period exceed, during any period of three consecutive fiscal years, $9.0 million.

•	After the end of each performance period, the Compensation Committee will determine initial payout amounts for each participant by applying the payout formula. The Compensation Committee must also certify the extent to which the performance goals were actually achieved during the performance period. The Compensation Committee may adjust any evaluation of performance against the performance goals to exclude objective and measurable events, as further explained below. The Compensation Committee may also eliminate or reduce the payout amount for a participant below the initial payout amount based on the Compensation Committee’s discretion.

•	Participants must be employed by us at the time payouts are made, except where the participant has either died or suffered a permanent disability in accordance with any disability policies of the Company. Payouts will be made as soon as possible, but no later than two and one-half months after the end of the performance period. Payouts will be made in a single lump sum in cash or a cash equivalent. If the participant dies after the payout amount has been earned, but before the payout is made, the payout will be made to the participant’s designated beneficiary or to the participant’s estate (as further explained below).

Administration.  The New KEBP will be administered by our Compensation Committee. The Compensation Committee will consist of two or more directors appointed by the Board. In addition, the composition of the Compensation Committee shall satisfy such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code.

In administering the New KEBP, our Compensation Committee may, among other things (1) determine which employees will be granted awards, (2) establish the terms and conditions of awards, (3) interpret the New KEBP and awards made under the New KEBP, (4) adopt procedures and subplans that are necessary or appropriate to permit participation in the New KEBP by eligible foreign nationals or persons employed outside of the United States, (5) adopt rules for the administration, interpretation and application of the New KEBP and (6) interpret, amend or revoke any such rules. The Compensation Committee, in its sole discretion, may delegate all or part of its authority and powers under the New KEBP to one or more directors and/or officers of the Company, but the Compensation Committee may not delegate its authority or powers with respect to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. All determinations and decisions made by our Compensation Committee, the Board, and any delegate of the Compensation Committee pursuant to the provisions of the New KEBP are final, conclusive, and binding on all persons.

Performance Goals.  As determined by our Compensation Committee, awards will be made subject to the achievement of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or a subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by our Compensation Committee:

•	cash flow;

•	earnings per share;

•	earnings before interest, taxes and amortization;

•	return on equity;

•	total stockholder return;

•	share price performance;

•	return on capital;

•	return on assets or net assets;

•	revenue;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin or profit margin;

•	return on operating revenue;

•	return on invested capital; or

•	market segment shares.

The Compensation Committee may adjust any evaluation of performance against the performance goals to exclude any objective and measurable events specified at the time the performance goals are established, including but not limited to any of the following events that occurs during a performance period:

•	asset write-downs;

•	litigation or claim judgments or settlements;

•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

•	accruals for reorganization and restructuring programs;

•	acceleration of amortization of debt issuance costs;

•	stock-based compensation charges;

•	purchase-accounting related charges, including amortization of intangible purchased assets, acquired in-process research and development charges, and similar charges associated with purchase accounting;

•	any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; and

•	the related tax effects associated with each of the adjustments listed in the preceding bullets.

The Compensation Committee will determine the performance goals not later than the 90th day of the performance period, and shall determine and certify, for each participant, the extent to which the performance goals have been met. The Compensation Committee may not in any event increase the amount of compensation payable under the New KEBP upon the attainment of a performance goal to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, the Compensation Committee may (1) eliminate or reduce the payout amount payable to any participant below the amount that otherwise would be payable under the payout formula described above, and (2) determine whether or not a participant will receive a payout in the event the participant’s employment terminates prior to the date the payout is to be actually paid.

Withholding of Taxes.  We or our affiliates, as determined by our Compensation Committee, will withhold all applicable taxes, including federal, state, local and other taxes, from any award payout.

Effect on Employment.  Nothing in the New KEBP interferes with or limits in any way our right or the right of any of our affiliates to terminate any participant’s employment or service at any time, with or without cause, or to deal with a participant without regard to the effect upon him or her as a participant in the New KEBP.

Beneficiary Designations.  For as long as permitted by our Compensation Committee, New KEBP participants may designate one or more beneficiaries to receive any payout amount that is payable to the participant at the time of his or her death. If beneficiaries may be designated, a participant may designate different beneficiaries (or revoke a prior beneficiary designation) at any time by delivering a new designation (or a revocation of a prior designation) to our Compensation Committee. The designation or revocation will be effective as of the date the designation or revocation is executed (whether or not the participant still is living) if it is received by our Compensation Committee, but not impact any payout made before the change is recorded. The last effective designation received by our Compensation Committee will supersede all prior designations. If beneficiaries may no longer be designated, or if a participant dies without designating a beneficiary, the participant’s payouts will be paid to the participant’s general beneficiary shown on our records. If the beneficiary dies before the participant, the participant’s payouts will be paid to his or her estate.

Nontransferability of Awards.  No award granted under the New KEBP may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or as described regarding the designation of beneficiaries above.

Deferrals.  Our Compensation Committee may allow a participant to defer receipt of cash that the participant would otherwise receive under the New KEBP. Deferral elections will be subject to rules and procedures as determined by our Compensation Committee.

Termination and Amendment.  If approved, the New KEBP will remain in effect indefinitely unless terminated earlier by the Board or our Compensation Committee. Either the Board or our Compensation Committee may amend or terminate the New KEBP, or any part of the New KEBP, at any time for any reason. The amendment, suspension or termination of the New KEBP will not alter or impair any rights or obligations under any award granted to a New KEBP participant unless the participant consents to such action. No award may be granted during any period of suspension or after termination of the New KEBP.

New Plan Benefits

It is not possible to determine specific awards that may be made in the future under the New KEBP because awards are discretionary and payout amounts are based on actual future performance. For more information regarding target payouts for our named executive officers, please see “Compensation Discussion and Analysis — Significant Changes Expected in 2008.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED SUNPOWER CORPORATION ANNUAL KEY EMPLOYEE BONUS PLAN.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our class A and class B common stock as of the Record Date (except as described below) by:

•	each of our directors and director nominees;

•	our Chief Executive Officer, Chief Financial Officer, and each of the three other most highly compensated individuals who served as our executive officers at fiscal year-end, who we collectively refer to as our named executive officers;

•	our directors, director nominees and executive officers as a group; and

•	each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by us to beneficially own more than 5% of any class of our common stock.

Applicable beneficial ownership percentages listed below are based on 40,535,337 shares of class A common stock and 44,533,287 shares of class B common stock outstanding as of the Record Date. The business address for each of our directors and executive officers is our corporate headquarters at 3939 North First Street, San Jose, California 95134.

	Shares Beneficially Owned(1)
	Class A		Class B		% Total
	Common Stock		Common Stock		Voting
	Shares	%	Shares	%	Power(2)

Directors, Director Nominees and Named Executive Officers
W. Steve Albrecht(3)	11,602	*	—	*	*
Betsy S. Atkins(4)	2,200	*	—	*	*
Thomas L. Dinwoodie(5)	1,617,999	4.0	—	*	*
Emmanuel T. Hernandez(6)	156,738	*	—	*	*
Bruce R. Ledesma(7)	37,547	*	—	*	*
T.J. Rodgers(8)	17,500	*	44,533,287	100	89.8
Howard J. Wenger(9)	67,862	*	—	*	*
Thomas H. Werner(10)	515,509	1.3	—	*	*
Pat Wood III(11)	26,102	*	—	*	*
All Directors, Director Nominees and Executive Officers as a Group (11 persons)(12)	932,242	2.3	44,533,287	100	90.0
Other Persons
BlackRock, Inc., BlackRock Investment Management LLC, BlackRock (Channel Islands) Ltd, and BlackRock Investment Management UK Ltd(13)	2,084,506	5.1	—	*	*
Cypress Semiconductor Corp.	—	*	44,533,287	100	89.8
FMR, LLC(14)	5,272,912	13.0	—	*	*
Ivy Investment Management Company, Waddell & Reed Investment Management Company, Waddell & Reed, Inc., Waddell & Reed Financial Services, Inc., and Waddell & Reed Financial, Inc.(15)	2,070,769	5.1	—	*	*

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options held by that person that will be exercisable within 60 days of March 12, 2008, are deemed to be outstanding.

Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Percentage total voting power represents voting power with respect to all shares of our class A common stock and class B common stock, voting as a single class. Each holder of class B common stock is entitled to eight votes per share of class B common stock and each holder of class A common stock is entitled to one vote per share of class A common stock on all matters to be submitted to stockholders for vote. The class A and class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as otherwise may be required by law. The class B common stock is convertible at any time by the holder into shares of class A common stock on a one-for-one basis.

(3)	Includes 3,500 shares of class A common stock held directly by Mr. Albrecht, 7,602 shares of class A common stock issuable to him upon exercise of options exercisable within 60 days of March 12, 2008, and 500 shares of restricted class A common stock held by him.

(4)	Includes 1,700 shares of class A common stock issuable to Ms. Atkins upon exercise of options exercisable within 60 days of March 12, 2008, and 500 shares of restricted class A common stock held by her.

(5)	Includes 1,593,305 shares of class A common stock held directly by Mr. Dinwoodie, 12,347 shares of class A common stock held by the Jaelyn Wolf Irrevocable Trust UAD May 5, 2005, of which Mr. Dinwoodie is the Trustee, 12,347 shares of class A common stock held by the Ariel Wolf Irrevocable Trust UAD May 5, 2005, of which Mr. Dinwoodie is the Trustee. Mr. Dinwoodie disclaims beneficial ownership of the shares held in these trusts. 572,822 of the 1,593,305 shares held directly by Mr. Dinwoodie are subject to an equity restriction agreement with the Company, pursuant to which the shares are subject to certain transfer and repurchase restrictions. The restrictions lapse on one quarter of the shares semi-annually during the two-year restriction period, so long as Mr. Dinwoodie remains employed by SunPower. In connection with the sale of PowerLight Corporation to SunPower, Mr. Dinwoodie also contributed 437,791 of his individually held unrestricted shares and 4,718 of the shares he controls in his capacity as Trustee into an escrow account for the benefit of SunPower to secure certain representations, warranties, covenants and other matters made to SunPower as part of the terms of sale. On January 10, 2008, 218,896 shares were released from the escrow account to him and 2,360 shares were released to each of the trusts.

(6)	Includes 151,738 shares of class A common stock issuable to Mr. Hernandez upon exercise of options exercisable within 60 days of March 12, 2008, and 5,000 shares of restricted class A common stock held by him.

(7)	Includes 6,471 shares of class A common stock held directly by Mr. Ledesma, 2 shares of class A common stock issuable to him upon exercise of options exercisable within 60 days of March 12, 2008, and 31,074 shares of restricted class A common stock held by him.

(8)	Includes 15,000 shares of class A common stock held directly by Mr. Rodgers, and 2,500 shares of restricted class A common stock held by him. Also includes 44,533,287 shares of class B common stock held by Cypress Semiconductor Corporation. Mr. Rodgers is the chief executive officer of Cypress.

(9)	Includes 11,927 shares of class A common stock held directly by Mr. Wenger, 1 share of class A common stock issuable to him upon exercise of options exercisable within 60 days of March 12, 2008, and 55,934 shares of restricted class A common stock held by him.

(10)	Includes 34,925 shares of class A common stock held directly by Mr. Werner, and 480,584 shares of class A common stock issuable to him upon exercise of options exercisable within 60 days of March 12, 2008, .

(11)	Includes 3,500 shares of class A common stock held directly by Mr. Wood, 22,102 shares of class A common stock issuable to him upon exercise of options exercisable within 60 days of March 12, 2008, and 500 shares of restricted class A common stock held by him.

(12)	Includes 116,292 shares of class A common stock held directly by the directors and officers as a group, 716,942 shares of class A common stock issuable to them upon exercise of options exercisable within 60 days of March 12, 2008, and 99,008 shares of restricted class A common stock held by them. Also includes 44,533,287 shares of class B common stock held by Cypress Semiconductor Corporation, of which Mr. Rodgers is the Chairman and Chief Executive Officer.

(13)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed with the SEC on or about November 9, 2007 by BlackRock Inc. on behalf of the investment advisory subsidiaries BlackRock Investment Management LLC, BlackRock (Channel Islands) Ltd, and BlackRock Investment Management UK Ltd., which indicated that such parties have beneficial ownership of 2,084,506 shares of class A common stock, with shared voting and dispositive power with respect to said shares. The business address of BlackRock Inc. is 40 East 52nd Street, New York, NY 10022.

(14)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed with the SEC on or about February 14, 2008 by FMR LLC, or FMR, which indicated that it has beneficial ownership of 5,272,912 shares of class A common stock, and sole voting power with respect to 81,300 shares. FMR’s beneficial ownership includes holdings of Fidelity Management & Research Company, or Fidelity, which is a wholly-owned subsidiary of FMR. Fidelity has indicated it has beneficial ownership of 5,178,812 shares, including 193,833 shares resulting from the assumed conversion of $11.0 million principal amount of our 1.25% convertible debentures due February 15, 2027. Edward D. Johnson 3d and FMR, through its control of Fidelity, and the funds each has sole power to dispose of 5,178,812 shares. FMR’s beneficial ownership also includes holdings of Strategic Advisers, Inc., or Strategic Advisors, a wholly-owned subsidiary of FMR. Strategic Advisors has indicated it has beneficial ownership of 1,000 shares. FMR’s beneficial ownership also includes holdings of Pyramis Global Advisors Trust Company, or Pyramis, which is an indirect wholly-owned subsidiary of FMR. Pyramis has indicated it has beneficial ownership of 76,300 shares. Edward D. Johnson 3d and FMR, through its control of Pyramis, each has sole dispositive power over 76,300 shares and sole power to vote or to direct the voting of 63,500 shares. FMR’s beneficial ownership also includes holdings of Fidelity International Limited, or FIL. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR voluntarily made its Schedule 13G filing as if all of the shares are beneficially owned by FMR and FIL on a joint basis, The business address of FMR is 82 Devonshire Street, Boston, MA 02109.

(15)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed with the SEC on or about February 1, 2008 by Ivy Investment Management Company, or IICO, Waddell & Reed Investment Management Company, or WRIMCO, Waddell & Reed, Inc., or WRI, Waddell & Reed Financial Services, Inc., or WRFSI, Waddell & Reed Financial, Inc., or WDR, which indicated they collectively have beneficial ownership of 2,070,769 shares of class A common stock. They also indicated that IICO has beneficial ownership of and sole to power to vote or direct the vote, as well as sole power to dispose or direct the disposition, with respect to 1,343,941 shares, WRIMCO has beneficial ownership of and sole power to vote or direct the vote, as well as sole power to dispose or direct the disposition, with respect to 726,828 shares, WRI has beneficial ownership of and sole power to vote or direct the vote, as well as sole power to dispose or direct the disposition, with respect to 726,828 shares, WRFSI has beneficial ownership of and sole power to vote or direct the vote, as well as sole power to dispose or direct the disposition, with respect to 726,828 shares, WDR has beneficial ownership of and sole power to vote or direct the vote, as well as sole power to dispose or direct the disposition, with respect to 2,070,769 shares. IICO, WRIMCO, WRI, WRFSI and WDR are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934. Indirect “beneficial ownership” is attributed to the respective parent companies solely because of the parent companies’ control relationship to WRIMCO and IICO. The business address of each beneficial owners is 6300 Lamar Avenue, Overland park, KS 66202.

Executive Officers

Certain information as of March 12, 2008, regarding each of our executive officers is set forth below:

Name	Age	Position

Thomas H. Werner	48	Chief Executive Officer
Emmanuel T. Hernandez	52	Chief Financial Officer
Richard M. Swanson	62	President and Chief Technical Officer, SunPower Corporation
Howard J. Wenger	48	Senior Vice President, Global Business Units
Bruce R. Ledesma	40	General Counsel and Corporate Secretary
Douglas J. Richards	49	Vice President, Human Resources & Corporate Services
Daniel S. Shugar	44	President, SunPower Corporation, Systems

Thomas H. Werner has served as our Chief Executive Officer and as a member of our Board since June 2003. From 2001 to 2003, Mr. Werner served as Chief Executive Officer of Silicon Light Machines, Inc., an optical solutions subsidiary of Cypress Semiconductor Corporation. From 1998 to 2001, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corp., a network solutions company. Mr. Werner currently serves as a board member of Silicon Light Machines and Cree, Inc.

Emmanuel T. Hernandez has served as our Chief Financial Officer since April 2005. Prior to joining SunPower, Mr. Hernandez served more than eleven years as the Executive Vice President of Finance and Administration and Chief Financial Officer at our parent company, Cypress Semiconductor Corporation, a semiconductor design and manufacturing company. Mr. Hernandez currently serves as a member of the board of directors of ON Semiconductor, Integration Associates and Aruba Networks.

Dr. Richard M. Swanson co-founded SunPower Corporation in 1985. He has served as our President and Chief Technical Officer since 2003. Prior to his current position, Dr. Swanson served as our Chief Executive Officer and President from 1991 to 2003 and our Vice President and Director of Technology from 1990 to 1991. From 1976 to 1991, Dr. Swanson served as a professor of electrical engineering at Stanford University.

Howard J. Wenger has served as our Senior Vice President, Global Business Units since February 2008, prior to which he served as our Vice President, Global Business Units since January 2007. From 2003 to 2007, Mr. Wenger served as Executive Vice President and a member of the board of directors for PowerLight Corporation, a solar system integration company that we acquired in January 2007 and renamed SunPower Corporation, Systems in June 2007. From 2000 to 2003 he was Vice President, North American Business of AstroPower Inc., a solar power manufacturer and system provider. From 1998 to 2000 Mr. Wenger was the Director, Grid-Connected Business, for AstroPower. From 1993 to 1998 Mr. Wenger worked for the Pacific Gas & Electric Company, a utility company in northern California, in both research and strategic planning, and from 1989 to 1993 Mr. Wenger co-founded and managed Pacific Energy Group, a solar power consulting firm.

Bruce R. Ledesma has served as our General Counsel and Corporate Secretary since January 2007. From 2005 to 2007 Mr. Ledesma served as General Counsel of PowerLight Corporation. From 2002 to 2004 Mr. Ledesma served as the Executive Vice President and General Counsel of Barra, Inc., a financial risk management company. From 2000 to 2002 Mr. Ledesma served as Vice President, Barra Ventures and, from 1998 to 2000, he was Barra’s Associate General Counsel. From 1993 to 1998, Mr. Ledesma practiced as a corporate attorney for Latham & Watkins LLP. Mr. Ledesma currently serves as a board member of Tahoe-Baikal Institute, a nonprofit organization.

Douglas J. Richards has served as our Vice President, Human Resources & Corporate Services since September 2007 when he initially joined us. From 2006 to 2007, Mr. Richards was Vice President of Human Resources and Administration for SelectBuild, a wholly-owned subsidiary of BMHC, and from 2000 to 2006, Mr. Richards was Senior Vice President of Human Resources and Administration for BlueArc.

Daniel S. Shugar serves as President of our subsidiary SunPower Corporation, Systems, a position he held since January 2007, when we acquired PowerLight Corporation, renamed SunPower Corporation, Systems in June 2007. Mr. Shugar joined PowerLight in January 1996. Prior to the PV industry, he worked for the Pacific Gas & Electric Company, where he managed PG&E’s Solar Projects research group after several years of transmission planning and substation operations. Mr. Shugar also serves as a member of the Board of Trustees of the American Solar Energy Society.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion relates to our compensation program during the fiscal year ended December 30, 2007. A summary of significant expected changes for 2008 appears at the end of the discussion.

General Philosophy and Objectives

In 2007, we compensated our named executive officers through a mix of base salary, cash bonus awards, time-based equity awards and certain other benefits. Our compensation program was designed to

•	align executive compensation with business objectives and performance,

•	enable us to attract, retain and reward executive officers who contribute to our long-term success,

•	attract and retain the best people in the industry, and

•	provide additional long-term incentives to officers and employees to work to maximize stockholder value.

To achieve these objectives, we designed and implemented incentive compensation to primarily reward our named executive officers for positive financial performance and achievement of corporate objectives. To this end, we tied a substantial portion of our named executive officers’ overall compensation to measurable quarterly corporate milestones, which were derived from annual corporate objectives approved by the Board, and individual performance goals that we refer to as Key Initiatives, which often were derived from or supported corporate milestones and were specific to each officer’s areas of responsibility. In addition, our named executive officers participated in an annual bonus plan based on annual company revenue and profitability. We also provided our named executive officers a variety of other benefits, such as health, vision, and life insurance, that we also made available generally to all salaried employees.

Establishing Compensation Opportunities

Overall, our aim during 2007 was to offer our named executive officers total compensation opportunities at the 50th percentile of a peer group of competitive companies. Accordingly, we reviewed the compensation that we offered against that offered by peer group companies on an annual basis. We retained Radford Surveys + Consulting, a business unit of Aon Corporation, or Radford, a compensation consulting firm, to help us identify and maintain a peer group of competitive companies to which we referred when establishing executive compensation.

Due to the relative youth of the solar industry, however, in 2007, Radford provided us with information regarding compensation programs at certain semiconductor and capital equipment companies with annual revenue less than $500 million, as well as peer companies identified by us. These particular companies were chosen because we believed they were the companies that most closely matched our core business. Specifically, Radford provided compensation data with respect to base salaries, cash bonus awards as a percentage of base salaries, total cash compensation, and equity awards. The companies included in our peer group are listed below.

•	Active Power, Inc.

•	American Superconductor Corp.

•	Catalytica Energy Systems, Inc.

•	Emcore Corporation

•	Energy Conversion Devices, Inc.

•	Evergreen Solar, Inc.

•	FuelCell Energy, Inc.

•	Kemet

•	Plug Power Inc.

•	Power-One, Inc.

•	Quantum Fuel Systems Technologies Worldwide, Inc.

•	Valence Technology, Inc.

In 2007, Radford also assisted us in identifying and establishing total compensation targets at the 50th percentile of the peer group and with general oversight of our compensation program. This general oversight included helping us evaluate our compensation practices and assisting us with developing and implementing our executive compensation program and philosophy.

Compensation Components

During the fiscal year ended December 30, 2007, we provided to our named executive officers compensation consisting of base salary, cash bonus awards, time-based equity awards and certain other benefits.

Base Salary.  In 2007, we established base salaries for our executives based on the scope of their responsibilities, and took into account competitive market compensation paid by companies in our competitive peer group for similar positions. Generally, we believed that executive base salaries should be targeted at or below the 50th percentile of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy in order to best attract, retain and equitably reward our executives.

We review base salaries annually, and adjust base salaries from time to time to realign salaries with market levels, based on the information provided by Radford, after taking into account an individual’s prior performance experience, criticality of position and expected future performance. Our Compensation Committee approves the employee salary for our Chief Executive Officer, and for each named executive officer below the Chief Executive Officer level based on the Chief Executive Officer’s recommendation. In 2007, our Chief Executive Officer and Chief Financial Officer did not receive a raise in salary. We determined the salaries of our other named executive officers while negotiating the acquisition of PowerLight Corporation.

Based on information presented to us by Radford regarding market ranges for salaries at peer group companies, we believe we set our named executive officers’ base salaries at approximately the 50th percentile of our peer group of companies. As a result, we believe that we compensated our named executive officers equitably in 2007 when compared to competitive or similar companies.

Cash Bonus Awards.  In 2007, we utilized cash bonus awards to align executive compensation with business objectives and performance. For 2007, our cash bonus was administered through our Key Employee Bonus Program, or 2007 KEBP, which had a quarterly component, based on achieving personal quarterly Key Initiatives, and an annual component, based on achieving corporate annual revenue and profit before tax targets. Our Compensation Committee approved the employee bonus program incentive level for our Chief Executive Officer, and for each named executive officer below the Chief Executive Officer level based on the Chief Executive Officer’s recommendations.

We established the 2007 KEBP targets based on a review of cash bonus awards paid to officers in similar positions at comparable companies according to the data provide by Radford, so that our officers’ annual bonus opportunities were set slightly above the 50th percentile of comparable companies so that the total cash compensation was set near the 50th percentile of comparable companies. We also considered, with respect to our Chief Executive Officer and Chief Financial Officer, prior performance, criticality of position, and expected future performance. The table below summarizes the targets for each named executive officer and the allocation between potential quarterly and annual payouts.

	Aggregate Target	Aggregate
	Payout Under 2007	Quarterly 2007	Annual 2007
	KEBP as Percentage	KEBP Allocation as	KEBP Allocation
	of Annual Salary	Percentage of	as Percentage of
Name	(%)	Annual Salary(%)	Annual Salary(%)

Thomas H. Werner, Chief Executive Officer	80	40	40
Emmanuel T. Hernandez, Chief Financial Officer	80	40	40
Thomas L. Dinwoodie, Founder and Chief Technology Officer, SunPower Corporation, Systems	50	30	20
Howard J. Wenger, Senior Vice President, Global Business Units	50	30	20
Bruce R. Ledesma, General Counsel and Corporate Secretary	50	30	20

Quarterly 2007 KEBP Component.  Quarterly awards under the 2007 KEBP were formula-driven and triggered when we achieved our profit before tax objective for the quarter. In determining whether any quarterly bonuses were to be paid, we would first have to achieve our profit before tax goal for the quarter. If such goal were achieved, the amount of funding of the quarterly bonus pool was then determined by the level of achievement of company milestones, which were reviewed and approved by the Board at the beginning of each quarter. If we achieved 80% or more of our company milestones, then individuals could have received up to such percentage of their target quarterly 2007 KEBP payment, subject to their own personal achievement of their Key Initiatives for that quarter. If we achieved more than 60% but less than 80% of our company milestones, then individuals could have received up to 50% of their target quarterly 2007 KEBP payment, subject to their own personal achievement of their Key Initiatives for that quarter. If we achieved 60% or less of our company milestones, then individuals would not receive a quarterly 2007 KEBP payment, regardless of their personal achievement of their Key Initiatives for that quarter. The table below summarizes potential quarterly 2007 KEBP payouts in four scenarios for executive officers with 80% and 50% aggregate target bonus payouts.

Aggregate Target	Aggregate					Resulting
Payout Under	Quarterly 2007	Each Quarterly				Quarterly 2007
2007 KEBP as	KEBP Allocation	KEBP Target as		Quarterly		KEBP Bonus as
Percentage of	as Percentage of	Percentage of	Quarterly Profit	Corporate	Personal Key	Percentage of
Annual Salary	Annual Salary	Annual Salary	Before Tax Goal	Milestones	Initiatives	Annual Salary
(%)	(%)	(%)	Achieved	Achieved (%)	Achieved (%)	(%)

80	40	10.0	No	100	100	0.0
			Yes	90	100	9.0
			Yes	75	100	5.0
			Yes	75	75	3.8
50	30	7.5	No	100	100	0.0
			Yes	90	100	6.8
			Yes	75	100	3.8
			Yes	75	75	2.8

Annual 2007 KEBP Component.  Annual awards under the 2007 KEBP were also formula-driven and were assessed at the end of the fiscal year based on our attainment of revenue and profit before tax targets for the year. Our revenue and profit before tax targets were established at the beginning of our fiscal year and approved by our Compensation Committee.

We met our revenue and profit before tax goals for 2007. Annual 2007 KEBP bonus awards are to be paid in two installments in July 2008 and January 2009. With respect to the annual 2007 KEBP payments, our named executive officers will have to be employed by us on the scheduled payment date in order to receive their annual 2007 KEBP bonus. Unless otherwise provided in a named executive officer’s employment agreement, if a named executive officer’s employment is terminated prior to the scheduled payment date (unless by reason of death or disability), his or her bonus will be forfeited. Bonus payments, subject to continued employment, are reflected in the 2007 KEBP Annual Bonus Tables below in “Executive Compensation.”

Time-Based Equity Awards.  Our Compensation Committee believes that long-term company performance was best achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. Our Amended and Restated 2005 Stock Incentive Plan permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards. Consistent with our goal to attract, retain and reward the best possible talent, and in light of our setting our total direct compensation at the 50th percentile of our peer group of companies, we targeted long-term equity grants between the 50th and 75th percentile of our peer group of companies. Actual individual grants were set above or below the target based on each executive officer’s performance during the past year, value of unvested versus vested equity grants from prior years, criticality of position, and expected future performance, except with respect to Messrs. Dinwoodie, Wenger and Ledesma whose awards were negotiated prior to our acquisition of PowerLight Corporation in January 2007.

Due to our initial public offering in November 2005 and the increased value of then outstanding equity awards previously granted to our Chief Executive Officer and Chief Financial Officer, we affirmatively decided in 2006 not to grant equity awards to our Chief Executive Officer or Chief Financial Officer as part of their 2006 compensation, which resulted in base salary representing a majority percentage of total compensation for such individuals in 2006. After reviewing the data provided by Radford and comparing the time-based equity compensation awarded to comparable officers at peer companies, against the named executive officers’ then current outstanding equity awards, we decided for 2007 that equity compensation should represent a larger portion of the total compensation for Mr. Hernandez, to align his incentives with returns for stockholders. We determined, based on data available from comparable companies, that our Chief Executive Officer’s still outstanding time-based equity awards were comparable to similar compensation arrangements with chief executive officers at other companies and that no further awards were required in 2007.

As of March 12, 2008, our Amended and Restated 2005 Stock Incentive Plan had approximately 150,000 shares reserved for grants of equity based awards. In addition to granting equity-based awards to our executives as part of a long-term incentive plan, we also intend to utilize these shares for awards to non-officer employees, including new hires, and in recognition of individual achievements and contributions to corporate or business unit performance or in circumstances where we face a critical retention need. We do not maintain any equity or other security ownership guidelines or requirements for our executives. Additionally, we do not have a formal or informal policy regarding adjustment or recovery of awards or payments if the relevant performance goals or measures upon which they are based are restated or otherwise adjusted so that awards or payments are reduced.

Perquisite.  Perquisites were not a material portion of the overall compensation program for our executives in 2007. We do provide certain other benefits, such as health, vision, and life insurance, which are generally available to all employees. We also provided matching contributions to the 401(k) accounts of Messrs. Dinwoodie and Wenger. Such matching contributions are a continuation of the benefits program of PowerLight Corporation that existed before our acquisition of PowerLight in January 2007, and remained generally available to all employees of that subsidiary during 2007. In addition, we permitted Messrs. Dinwoodie and Wenger to have personal use of a vehicle leased by the company for business purposes.

Termination of Employment Payments

Regarding time-based equity awards, unless otherwise provided in the award agreement, an employment agreement or equity restriction agreement, upon termination of a participant’s employment or service, the participant will forfeit any outstanding awards except that a participant will have 90 days following termination of employment or service to exercise any then vested options or stock appreciation rights (one year if termination of employment or service is a result of the participant’s disability or death). Additionally, our named executive officers are entitled to receive certain payments from us or our affiliates in the event of certain change of control or termination events. For more information, see “Executive Compensation — Employment Agreements and Potential Payments Upon Termination or Change of Control” below.

Businesses in our industry face a number of risks, including the risk of being acquired in the future. We believe that entering into change of control and severance arrangements with certain of our executives has helped us attract and retain excellent executive talent. The terms of the change of control and severance arrangements were negotiated as part of the hiring process for Messrs. Werner and Hernandez and as part of the PowerLight acquisition for Messrs. Dinwoodie, Wenger and Ledesma. Without these provisions, these executives may not have chosen to accept employment with us or remain employed by us. For a further description of the payments that our named executive officers are entitled to receive in the event of certain change of control or termination events, please see “Executive Compensation — Employment Agreements and Potential Payments Upon Termination or Change of Control” below.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally denied deductions for compensation paid to the chief executive officer and the next four most highly compensated executive officers to the extent the compensation for any such individual exceeds one million dollars for the taxable year. Our Compensation Committee intends to preserve the deductibility of compensation payable to our executives, although deductibility will be only one among a number of factors considered in determining appropriate levels or modes of compensation.

Indemnification of Officers and Directors

Under Article VIII of our Amended and Restated Certificate of Incorporation and Article 6 of our Restated Bylaws, we will indemnify our directors, officers, employees and other agents to the maximum extent allowed under Delaware corporate law. Delaware corporate law generally provides for officers, directors and other corporate agents to be indemnified in situations including under certain circumstances for liabilities (including reimbursement for expenses) arising under the Securities Act of 1933, as amended. We have entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed. We have been informed, however, that it is the Securities and Exchange Commission’s position that if we indemnify our directors, officers or persons controlling us for liabilities arising under the Securities Act, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PowerLight Acquisition

On January 10, 2007, we completed the acquisition of PowerLight Corporation through a merger transaction. Upon the completion of the acquisition, all of the outstanding shares of PowerLight, and a portion of each vested option to purchase shares of PowerLight, were cancelled, and all of the outstanding options to purchase shares of PowerLight (other than the portion of each vested option that was cancelled) were assumed by us in exchange for aggregate consideration of (1) approximately $120.7 million in cash plus (2) a total of 5,708,723 shares of class A common stock, which includes (a) 1,601,839 shares of class A common stock that may be issued upon the exercise of assumed vested and unvested PowerLight stock options and (b) 1,675,881 shares of class A common stock issued to certain employees of the PowerLight business in connection with the acquisition, which shares are subject to certain transfer restrictions and a repurchase option held by us, both of which lapse over a two-year period under the terms of equity restriction agreements with such employees. The restrictions had lapsed with respect to one-half of such shares as of March 12, 2008.

In connection with the acquisition, three executives of PowerLight were appointed executive officers of SunPower, including Thomas Dinwoodie, Howard Wenger and Bruce Ledesma. As part of the merger, these executive officers entered into certain compensation arrangements and equity restriction agreements. In addition to these compensation elements, under the terms of the merger, Messrs. Ledesma and Wenger were also granted 41,433 Restricted Shares of class A common stock and 74,579 Restricted Shares of class A common stock, respectively, subject to certain transfer, repurchase and other restrictions. For each of these officers, the restrictions lapse on 25% of the shares annually during the four-year restriction period, so long as the executive officer remains employed by us. For more information on such arrangements and restrictions, please see “Executive Compensation — Employment Agreements and Potential Payments Upon Termination or Change of Control.”

Significant Changes Expected in 2008

For 2008, we intend to modify our cash bonus compensation program and operate under two separate cash bonus plans. If Proposal Four is approved by our stockholders, one such cash bonus plan applicable in 2008 will be the Amended and Restated SunPower Corporation Annual Key Employee Bonus Plan, which is summarized in Proposal Four. The second cash bonus plan will be our Key Initiative Plan. The objective of the Key Initiative Plan is to provide incentives to our key employees, including the named executive officers, based on quarterly company milestones and an individual’s performance against set individual Key Initiatives. Target bonuses under the Key Initiative Plan are set by the Compensation Committee (which may delegate this authority to our executive officers provided that target bonuses for executive officers must be approved by the Compensation Committee). The Compensation Committee may, in its discretion, set maximum caps on the payout amount for bonuses awarded under the Key Initiative Plan. Quarterly bonuses under the Key Initiative Plan are based on a combination of (a) the participant’s score in achieving certain Key Initiatives established at the start of such quarter by the participant and his or her supervisor, (b) our score in achieving certain company milestones established for such quarter by the Board, and (c) our profit before tax at the end of each quarter as compared to the profit before tax financial target as determined by the executive officers at the beginning of such quarter.

Under the new cash bonus compensation program in 2008, the target payouts are expected to increase for our named executive officers. The following table summarizes the target payouts, as a percentage of base salary, expected for each named executive officer as well as the allocation between the Amended and Restated SunPower Corporation Annual Key Employee Bonus Plan, discussed in Proposal Four, and the Key Initiative Plan.

		Amended and
		Restated SunPower
		Corporation Annual
		Key Employee
	Aggregate Target	Bonus Plan	Key Initiative Plan
	Payout as	Allocation as	Allocation as
	Percentage of	Percentage of	Percentage of Annual
Name	Annual Salary (%)	Annual Salary (%)	Salary (%)

Thomas H. Werner, Chief Executive Officer	200	133	67
Emmanuel T. Hernandez, Chief Financial Officer	80	53	27
Thomas L. Dinwoodie, Founder and Chief Technology Officer, SunPower Corporation, Systems	50	33	17
Howard J. Wenger, Senior Vice President, Global Business Units	70	47	23
Bruce R. Ledesma, General Counsel and Corporate Secretary	50	33	17

EXECUTIVE COMPENSATION

2007 Summary Compensation Table

The following table sets forth information regarding compensation earned during 2006 and 2007 by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers as of December 30, 2007, who we refer to collectively as our named executive officers. Messrs. Dinwoodie, Wenger and Ledesma joined us on January 10, 2007; therefore, information regarding their compensation addresses compensation earned by them only thereafter.

						Non-Equity
					Option	Incentive Plan
		Salary	Bonus	Stock	Awards	Compensation
Name and Principal Position	Year	($)(1)	($)(2)	Awards ($)(3)	($)(4)	($)(5)	Total ($)

Thomas H. Werner,
Chief Executive Officer	2007	323,000	—	—	212,543	206,092	741,635
	2006	315,096	—	—	385,549	198,838	899,483
Emmanuel T. Hernandez,
Chief Financial Officer	2007	321,923	—	47,820	241,379	192,197	803,319
	2006	307,582	—	—	622,859	176,109	1,106,550
Thomas L. Dinwoodie,
Founder and Chief Technology Officer, SunPower Corporation, Systems	2007	242,997	—	20,638,377	—	90,445	20,971,819
Howard J. Wenger,
Senior Vice President, Global Business Units	2007	232,344	—	802,529	1,758,511	85,437	2,878,821
Bruce R. Ledesma,
General Counsel and Corporate Secretary	2007	221,430	—	445,852	597,396	84,297	1,348,975

(1)	Salary represents actual salary earned during each applicable year, and includes base salary and actual payments for accrued vacation and holidays.

(2)	Excludes the following bonuses paid to Messrs. Dinwoodie, Wenger and Ledesma, respectively, after our acquisition of PowerLight Corporation in January 2007, based on their performance as officers of PowerLight Corporation during 2006: $32,197, $36,383, and $30,391.

(3)	No stock awards were awarded to Messrs. Werner and Hernandez in fiscal 2006. In 2007, Mr. Hernandez was awarded 5,000 Restricted Shares on May 4, 2007. As part of the negotiated terms of our acquisition of PowerLight Corporation, Mr. Wenger was awarded 74,579 Restricted Shares, and Mr. Ledesma was awarded 41,433 Restricted Shares. These amounts are the amounts of compensation cost recognized in the applicable year for financial reporting purposes related to awards in prior fiscal years and fiscal 2007, excluding the effect of certain forfeiture assumptions. See Note 17 to our condensed consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007 for details as to the assumptions used to determine the fair value of the option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007.

(4)	No stock options were awarded to Messrs. Werner and Hernandez in fiscal 2006, nor were there any option awards to our named executive officers in fiscal 2007. These amounts are the amounts of compensation cost recognized in the applicable year for financial reporting purposes related to awards in prior fiscal years, excluding the effect of certain forfeiture assumptions. See Note 17 to our condensed consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007 for details as to the assumptions used to determine the fair value of the option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007. Options held by Messrs. Wenger and Ledesma were granted by PowerLight Corporation prior to our acquisition of PowerLight in January 2007, and we assumed such options in connection with the acquisition.

(5)	Figures above represent non-equity compensation earned in the applicable year. Includes 2006 KEBP quarterly bonus payments earned in 2006, as follows: Mr. Werner, $61,886; and Mr. Hernandez, $44,669. Also includes 2006 KEBP annual bonus payments earned in 2006 and paid in July 2007 and January 2008, as follows: Mr. Werner, $136,952; Mr. Hernandez $131,440. Also includes 2007 KEBP quarterly and annual bonus payments earned in 2007, which are summarized in the 2007 KEBP Bonus Awards Tables below.

The material terms of our KEBP bonus awards are described above in our “Compensation Discussion and Analysis” under the subheading “Cash Bonus Awards.” Our Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect in the future to adopt plans or programs providing for additional benefits if the Compensation Committee determines that doing so is in our best interests.

2007 KEBP Bonus Awards Tables.  The following tables set forth additional information about the bonus information disclosed above in the 2007 Summary Compensation Table:

	2007 KEBP Aggregate
	Quarterly Bonus Awards
Name	Target ($)(1)	Actual ($)

Thomas H. Werner	129,200	63,972
Emmanuel T. Hernandez	124,000	55,797
Thomas L. Dinwoodie	73,001	36,911
Howard J. Wenger	69,757	34,281
Bruce R. Ledesma	67,500	34,797

(1)	For Messrs. Werner and Hernandez, the quarterly bonus awards under the 2007 KEBP represent 50% of their total target cash bonus awards. For Messrs. Dinwoodie, Wenger and Ledesma, the quarterly bonus awards under the 2007 KEBP represent 60% of their total target cash bonus awards.

	2007 KEBP Annual Bonus Awards(1)
	Target Total	Actual	Actual	Actual
	Payment	July 2008	Jan. 2009	Total
Name	($)	Payment ($)(2)	Payment ($)(2)	Payment ($)

Thomas H. Werner	129,200	71,060	71,060	142,120
Emmanuel T. Hernandez	124,000	68,200	68,200	136,400
Thomas L. Dinwoodie	48,668	26,767	26,767	53,534
Howard J. Wenger	46,505	25,578	25,578	51,156
Bruce R. Ledesma	45,000	24,750	24,750	49,500

(1)	For Messrs. Werner and Hernandez, the annual bonus awards under the 2007 KEBP represent 50% of their total target cash bonus awards. For Messrs. Dinwoodie, Wenger and Ledesma, the annual bonus awards under the 2007 KEBP represent 40% of their total target cash bonus awards.

(2)	Under the 2007 KEBP, payouts exceeded the annual target amounts for each named executive officer. Each individual must be employed by us at the scheduled payment date to receive the annual bonus (unless employment is terminated by reason of death or disability). If the individual is terminated prior to the payment date for the annual bonus, the annual bonus will be forfeited unless otherwise provided under a person’s employment agreement.

Employment Agreements.  For a description of the employment agreements that we have with certain of our executives, please see “Employment Agreements and Potential Payments Upon Termination or Change of Control” below.

2007 Grants of Plan-Based Awards Table

During 2007, our named executive officers earned plan-based stock awards under our Amended and Restated SunPower Corporation 2005 Incentive Stock Plan and cash bonus awards under our Key Employee Bonus Plan. The following table sets forth information regarding the stock awards and cash bonus awards granted to each named executive officer during 2007.

					All other
					Stock Awards:	Grant Date
		Estimated Possible Payouts Under			Number of	Fair Value of
		Non-Equity Incentive Plan Awards			Shares of	Stock and
		Threshold	Target	Maximum	Stock or Units	Option
Name	Grant Date	($)(1)	($)(2)	($)(1)	(#)(3)(4)	Awards ($)

Thomas H. Werner	—	—	258,400	284,240	—	—
Emmanuel T. Hernandez	—	—	248,00	272,800	—	—
	05/04/2007	—	—	—	5,000	291,700
Thomas L. Dinwoodie	—	—	121,669	133,836	—	—
Howard J. Wenger	—	—	116,262	127,888	—	—
	02/08/2007	—	—	—	74,579	3,318,766
Bruce R. Ledesma	—	—	112,500	123,750	—	—
	02/08/2007	—	—	—	41,433	1,843,769

(1)	Bonus awards under the 2007 KEBP, which were based on the achievement of various company milestones and individual Key Initiatives, were determined as the result of formulae contained in the 2007 KEBP. Achievement of certain company milestones could increase the KEBP bonus payment up to 110% of the target payment in 2007, or could reduce the KEBP bonus payment to zero when applied to the formula. As a result, threshold payouts were inapplicable for each named executive officer.

(2)	Target Estimated Possible Payouts under KEBP were based on the assumption that we achieve 100% of our targets, and represent the following percentage of annual base salary: Mr. Werner, 80%; Mr. Hernandez, 80%; Thomas Dinwoodie, 50%; Mr. Wenger, 50%; and Mr. Ledesma 50%.

(3)	Excludes shares held by Mr. Dinwoodie and subject to an equity restriction agreement entered into in connection with our acquisition of PowerLight Corporation in January 2007.

(4)	Excludes options that we assumed in connection with our acquisition of PowerLight Corporation in January 2007.

Outstanding Equity Awards At 2007 Fiscal Year-End Table

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 30, 2007:

			Option Awards (1)					Stock Awards
					Equity
					Incentive
					Plan
					Awards:
			Number of	Number of	Number of			Number of	Market Value
			Securities	Securities	Securities			Shares or	of Shares or
			Underlying	Underlying	Underlying			Units of	Units of Stock
			Unexercised	Unexercised	Unexercised	Option	Option	Stock That	That Have
			Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Not Vested
Name	Grant Date		Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	($)

Thomas H. Werner	06/09/03	(1)	50,502	59,991	—	0.50	06/09/2013	—	—
	06/17/04	(1)	222,347	180,996	—	3.30	06/17/2014	—	—
	06/17/04	(1)	10,878	11,086	—	3.30	06/17/2014	—	—
	03/17/05	(1)	137,502	112,498	—	3.30	03/17/2015	—	—
Emmanuel T. Hernandez	04/25/05	(2)	85,996	115,742	—	3.30	04/25/2015	—	—
	05/04/07	(3)	—	—	—	—	—	5,000	291,700
Thomas L. Dinwoodie(4)	—		—	—	—	—	—	—	—
Howard J. Wenger	12/07/04	(5)	—	27,783	—	1.77	12/07/2014	—	—
	02/25/04	(6)	—	24,375	—	1.77	02/25/2014	—	—
	12/07/04	(7)	—	14,985	—	1.77	12/07/2014	—	—
	12/07/04	(8)	1	—	—	1.77	12/07/2014	—	—
	02/08/07	(9)	—	—	—	—	—	74,579	3,318,766
Bruce R. Ledesma	09/12/05	(10)	1	23,152	—	2.60	09/12/2015	—	—
	02/08/07	(9)	—	—	—	—	—	41,433	1,843,769

(1)	Each of these options has a ten-year term, vests over a five-year period of employment from the date of grant, with a one-year initial cliff vesting period and monthly vesting thereafter, and has an exercise price equal to the market value on grant date.

(2)	This option has a ten-year term, vests monthly over a three-year period of employment from the date of grant, and has an exercise price equal to the market value on grant date.

(3)	This stock award vests ratably over a four year period of employment from the date of grant, with a one-year initial cliff vesting period and annual vesting thereafter.

(4)	Excludes shares held by Mr. Dinwoodie and subject to an equity restriction agreement entered into in connection with our acquisition of PowerLight Corporation in January 2007.

(4)	Each of these options has a ten-year term, vests over a five-year period of employment from the date of grant, with a one-year initial cliff vesting period and annual vesting thereafter, and has an exercise price equal to the market value on grant date.

(5)	This option has a ten-year term, was fully vested, and has an exercise price equal to the market value on grant date. However, the shares underlying these remaining options are subject to an equity restriction agreement with SunPower pursuant to which such shares are subject to certain transfer and repurchase restrictions. The restrictions lapse on one quarter of the shares semi-annually during the restriction period, so long as Mr. Wenger remains employed by SunPower. The restrictions lapse with respect to 9,261 options each on 7/3/08 and 12/30/08.

(6)	This option has a ten-year term, was fully vested, and has an exercise price equal to the market value on grant date. However, the shares underlying these remaining options are subject to an equity restriction agreement with SunPower pursuant to which such shares are subject to certain transfer and repurchase restrictions. The restrictions lapse on one quarter of the shares semi-annually during the restriction period, so long as Mr. Wenger remains employed by SunPower. The restrictions lapse with respect to 8,125 options each on 7/3/08 and 12/30/08.

(7)	This option has a ten-year term, was fully vested, and has an exercise price equal to the market value on grant date. However, the shares underlying these remaining options are subject to an equity restriction agreement with SunPower pursuant to which such shares are subject to certain transfer and repurchase restrictions. The restrictions lapse on one quarter of the shares semi-annually during the restriction period, so long as Mr. Wenger remains employed by SunPower. The restrictions lapse with respect to 4,995 options each on 7/3/08 and 12/30/08.

(8)	This option has a ten-year term and was fully vested, and has an exercise price equal to the market value on grant date.

(9)	Each of these stock awards vests ratably over a four year period of employment on 1/10/08 and annual vesting thereafter.

(10)	This option has a ten-year term, was fully vested, and has an exercise price equal to the market value on grant date. However, the shares underlying these remaining options are subject to an equity restriction agreement with SunPower pursuant to which such shares are subject to certain transfer and repurchase restrictions. The restrictions lapse on one quarter of the shares semi-annually during the restriction period, so long as Mr. Ledesma remains employed by SunPower. The restrictions lapse with respect to 7,717 options each on 7/3/08 and 12/30/08.

2007 Option Exercises Table

The following table sets forth the number of shares acquired pursuant to the exercise of options by our named executive officers during 2007 and the aggregate dollar amount realized by our named executive officers upon such event.

	Option Awards
	Number of
	Shares Acquired	Value Realized on
Name	on Exercise (#)	Exercise ($)(1)

Thomas H. Werner	469,500	27,511,179
Emmanuel T. Hernandez	600,000	35,288,470
Thomas L. Dinwoodie(2)	—	—
Howard J. Wenger	111,898	6,082,537
Bruce R. Ledesma	38,586	1,887,167

(1)	The aggregate dollar value realized upon the exercise of an option represents the difference between the market price of the underlying shares on the date of exercise and the exercise price of the option, multiplied by the number of shares exercised.

(2)	Excludes shares held by Mr. Dinwoodie and subject to an equity restriction agreement entered into in connection with our acquisition of PowerLight Corporation in January 2007.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. We do not offer such qualified or non-qualified defined benefit plans to our executives because we believe that such defined benefit plans are atypical for similar companies in both our industry and geographic region. Our Compensation Committee, which is comprised solely of “outside directors” as defined under Section 162(m) of the Internal Revenue Code, may elect to adopt qualified or non-qualified defined benefit plans if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. The Compensation Committee, which is comprised solely of “outside directors” as defined under Section 162(m) of the

Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Employment Agreements and Potential Payments Upon Termination or Change of Control

We have entered into award agreements under our equity plans, employment agreements, and equity restriction agreements with certain of our executive officers, each as summarized below. Unless otherwise provided by our plan administrator in the award agreement, employment agreement or equity restriction agreement, upon termination of a participant’s employment or service, the participant will forfeit any outstanding equity awards except that a participant will have 90 days following termination of employment or service to exercise any then vested options or stock appreciation rights (one year if termination of employment or service is a result of the participant’s disability or death). Additionally, certain of our executive officers are entitled to receive certain payments from us or our affiliates in the event of certain change of control or termination events.

Thomas H. Werner.  On May 22, 2003, Mr. Werner entered into an offer letter by which he agreed to serve as our Chief Executive Officer. Under the terms of the offer letter, Mr. Werner was entitled to receive an annual salary of $275,000 and bonus in an amount up to 80% of his base salary. Mr. Werner’s annual salary for 2007 was $323,000. In connection with the offer letter, Mr. Werner was granted an option to purchase 600,000 shares of our class A common stock at an exercise price of $0.50 per share and options to purchase 890,300 shares of our class A common stock at an exercise price of $3.30 per share, subject to anti-dilution provisions. Mr. Werner is employed by us “at-will,” which means that either he or we may terminate his employment at any time, with or without cause, and with or without notice. The offer letter also contains an agreement to enter into a confidentiality agreement with us.

Under the terms of the offer letter, upon a change of control, we agreed to negotiate in good faith with Mr. Werner on an accelerated vesting clause for his stock options, which clause could be invoked by Mr. Werner if he was not retained in an equivalent position after the change of control. Additionally, we agreed to pay Mr. Werner an amount equivalent to one year of his base salary and provide him with one year of medical benefits if Mr. Werner is terminated by us without cause. These benefits include medical, dental, vision and life insurance benefits. Please see disclosure under the “2007 Summary Compensation Table” and “Outstanding Equity Awards at 2007 Fiscal Year-End Table” above for more information on Mr. Werner’s current base salary and currently outstanding equity awards.

Emmanuel T. Hernandez.  On April 1, 2005, Mr. Hernandez entered into an offer letter by which he agreed to serve as our Chief Financial Officer. Under the terms of the offer letter, Mr. Hernandez was entitled to receive an annual salary of $299,520 and bonus in an amount up to 80% of his base salary. Mr. Hernandez’s annual salary for 2007 was $310,000. In connection with the offer letter, Mr. Hernandez was granted an option to purchase 1,041,738 shares of our class A common stock at an exercise price of $3.30 per share, subject to anti-dilution provisions. The offer letter also contains an agreement to enter into a confidentiality agreement with us, and limits our ability to make certain changes that result in Mr. Hernandez’s constructive termination.

Under the terms of the offer letter, upon Cypress Semiconductor Corporation’s repurchase of our minority interests held by other stockholders, Mr. Hernandez’s options will fully vest. However, upon a change of control in which our management team conducts a leveraged buy-out and seeks financing from Cypress, Mr. Hernandez’s options will not accelerate. Please see disclosure under the “Outstanding Equity Awards at 2007 Fiscal Year-End Table” above for more information on Mr. Hernandez’s currently outstanding equity awards.

Thomas L. Dinwoodie.  Mr. Dinwoodie is a party to an amended and restated employment agreement, effective as of January 11, 2007. Pursuant to this agreement, Mr. Dinwoodie was entitled to receive in 2007 a base salary of $243,338 per year and was eligible to receive an aggregate target bonus of 50% of his base salary, in each case subject to annual review.

The initial term of Mr. Dinwoodie’s employment agreement expires on November 1, 2008, but the agreement renews automatically, unless timely terminated, for three-year periods thereafter. In the event we terminate Mr. Dinwoodie’s employment without cause (as defined in his employment agreement), or Mr. Dinwoodie resigns for good reason (as defined in his employment agreement), Mr. Dinwoodie will be entitled to receive benefits for up to 24 months, 24 months’ base salary, any earned but unpaid bonus from the year prior to his termination or resignation and his pro rata target bonus for the current year.

In the event we terminate Mr. Dinwoodie’s employment without cause, or Mr. Dinwoodie resigns for good reason, in both cases within three months before or 18 months after a change of control, then vesting of his outstanding equity awards is accelerated and provisions regarding forfeiture, restrictions on transfer and repurchase rights pursuant to the equity restriction agreement effective as of January 11, 2007 between Mr. Dinwoodie and us will lapse. The equity restriction agreement is discussed further below.

In the event we terminate Mr. Dinwoodie’s employment for cause, or Mr. Dinwoodie resigns without good reason, all further vesting of Mr. Dinwoodie’s outstanding equity awards will terminate, Mr. Dinwoodie’s compensation payments (except as to amounts already earned) will cease and Mr. Dinwoodie will be entitled to receive benefits only through the date of his termination or resignation.

In the event Mr. Dinwoodie’s employment is terminated by reason of death or disability (as defined in his employment agreement), Mr. Dinwoodie or his estate will be entitled to receive any earned but unpaid bonus from the year prior to his death or disability, his pro rata target bonus for the current year and benefits in accordance with the then-applicable company plans, and all of Mr. Dinwoodie’s outstanding equity awards will terminate to the extent provided under his award agreements. In addition, all provisions regarding forfeiture, restrictions on transfer and repurchase rights pursuant to the equity restriction agreement effective as of January 11, 2007 between Mr. Dinwoodie and us will lapse.

Howard J. Wenger.  Mr. Wenger is a party to an amended and restated employment agreement, effective as of January 11, 2007. Pursuant to this agreement, Mr. Wenger was entitled to receive in 2007 a base salary of $232,523 per year and was eligible to receive an aggregate target bonus of 50% of his base salary, in each case subject to annual review.

The initial term of Mr. Wenger’s employment agreement terminates on November 1, 2008, but the agreement renews automatically, unless timely terminated, for three-year periods thereafter. In the event we terminate Mr. Wenger’s employment without cause (as defined in his employment agreement), or Mr. Wenger resigns for good reason (as defined in his employment agreement), Mr. Wenger will be entitled to receive, depending on his number of full years of continuous employment by us at the time of the termination of his employment or his resignation, benefits for between six and 12 months, six to 12 months’ base salary, any earned but unpaid bonus from the year prior to his termination or resignation and his pro rata target bonus for the current year.

In the event we terminate Mr. Wenger’s employment without cause, or Mr. Wenger resigns for good reason, in both cases within three months before or 18 months after a change of control, then vesting of his outstanding equity awards is accelerated and provisions regarding forfeiture, restrictions on transfer and repurchase rights pursuant to the equity restriction agreement effective as of January 11, 2007 between Mr. Wenger and us will lapse. The equity restriction agreement is discussed further below.

In the event we terminate Mr. Wenger’s employment for cause or Mr. Wenger resigns without good reason, all further vesting of Mr. Wenger’s outstanding equity awards will terminate, Mr. Wenger’s compensation payments (except as to amounts already earned) will cease and Mr. Wenger will be entitled to receive benefits only through the date of his termination or resignation.

In the event Mr. Wenger’s employment is terminated by reason of death or disability (as defined in his employment agreement), Mr. Wenger or his estate will be entitled to receive any earned but unpaid bonus from the year prior to his death or disability, his pro rata target bonus for the current year and benefits in accordance with the then-applicable company plans, and all of Mr. Wenger’s outstanding equity awards will terminate to the extent provided under his award agreements. In addition, all provisions regarding forfeiture, restrictions on transfer and repurchase rights pursuant to the equity restriction agreement effective as of January 11, 2007 between Mr. Wenger and us will lapse.

Daniel S. Shugar.  Mr. Shugar is a party to an amended and restated employment agreement, effective as of January 11, 2007. Pursuant to this agreement, Mr. Shugar was entitled to receive in 2007 a base salary of $243,338 per year and was eligible to receive an aggregate target bonus of 50% of his base salary, in each case subject to annual review.

The initial term of Mr. Shugar’s employment agreement terminates on November 1, 2008, but the agreement renews automatically, unless timely terminated, for three-year periods thereafter. In the event we terminate Mr. Shugar’s employment without cause (as defined in his employment agreement), or Mr. Shugar resigns for good reason (as defined in his employment agreement), Mr. Shugar will be entitled to receive, depending on his number of full years of continuous employment by us at the time of termination of his employment or his resignation, benefits for up to 24 months, 24 months’ base salary, any earned but unpaid bonus from the previous year and his pro rata target bonus for the current year.

In the event we terminate Mr. Shugar’s employment without cause, or Mr. Shugar resigns for good reason, in both cases within three months before or 18 months after a change of control, then vesting of his outstanding equity awards is accelerated and provisions regarding forfeiture, restrictions on transfer and repurchase rights pursuant to the equity restriction agreement effective as of January 11, 2007 between Mr. Shugar and us will lapse. The equity restriction agreement is discussed further below.

In the event we terminate Mr. Shugar’s employment for cause or Mr. Shugar resigns without good reason, all further vesting of Mr. Shugar’s outstanding equity awards will terminate, Mr. Shugar’s compensation payments (except as to amounts already earned) will cease and Mr. Shugar will be entitled to receive benefits only through the date of his termination or resignation.

In the event Mr. Shugar’s employment is terminated by reason of death or disability (as defined in his employment agreement), Mr. Shugar or his estate will be entitled to receive any earned but unpaid bonus from the year prior to his death or disability, his pro rata target bonus for the current year and benefits in accordance with the then-applicable company plans, and all of Mr. Shugar’s outstanding equity awards will terminate to the extent provided under his award agreements. In addition, all provisions regarding forfeiture, restrictions on transfer and repurchase rights pursuant to the equity restriction agreement effective as of January 11, 2007 between Mr. Shugar and us will lapse.

Bruce R. Ledesma.  Mr. Ledesma is a party to an amended and restated employment agreement, effective as of January 11, 2007. Pursuant to this agreement, Mr. Ledesma was entitled to receive in 2007 a base salary of $225,000 per year and was eligible to receive an aggregate target bonus of 50% of his base salary, in each case subject to annual review.

The initial term of Mr. Ledesma’s employment agreement terminates on November 1, 2008, but the agreement renews automatically, unless timely terminated, for three-year periods thereafter. In the event we terminate Mr. Ledesma’s employment without cause (as defined in his employment agreement), or Mr. Ledesma resigns for good reason (as defined in his employment agreement), Mr. Ledesma will be entitled to receive, depending on his number of full years of continuous employment by us at the time of termination of his employment or his resignation, benefits for between six and 12 months, six to 12 months’ base salary, any earned but unpaid bonus from the previous year and his pro rata target bonus for the current year.

In the event we terminate Mr. Ledesma’s employment without cause, or Mr. Ledesma resigns for good reason, in both cases within three months before or 18 months after a change of control, then vesting of his outstanding equity awards is accelerated and provisions regarding forfeiture, restrictions on transfer and repurchase rights pursuant to the equity restriction agreement effective as of January 11, 2007 between Mr. Ledesma and us will lapse. The equity restriction is discussed further below.

In the event we terminate Mr. Ledesma’s employment for cause or Mr. Ledesma resigns without good reason, all further vesting of Mr. Ledesma’s outstanding equity awards will terminate, Mr. Ledesma’s compensation payments (except as to amounts already earned) will cease and Mr. Ledesma will be entitled to receive benefits only through the date of his termination or resignation.

In the event Mr. Ledesma’s employment is terminated by reason of death or disability (as defined in his employment agreement), Mr. Ledesma or his estate will be entitled to receive any earned but unpaid bonus from the year prior to his death or disability, his pro rata target bonus for the current year and benefits in accordance with the then-applicable company plans, and all of Mr. Ledesma’s outstanding equity awards will terminate to the extent provided under his award agreements. In addition, all provisions regarding forfeiture, restrictions on transfer and repurchase rights pursuant to the equity restriction agreement effective as of January 11, 2007 between Mr. Ledesma and us will lapse.

Pursuant to his employment agreement, each of Messrs. Dinwoodie, Wenger, Shugar and Ledesma also agreed to certain non-solicitation provisions with respect to our customers and employees, which apply for up to one year following the termination of his employment, and Messrs. Dinwoodie, Wenger and Shugar agreed to non-competition restrictions, which apply for two years following our acquisition of PowerLight Corporation in January 2007.

Equity Restriction Agreements.  In addition to their respective employment agreements, each of Messrs. Dinwoodie, Wenger, Shugar and Ledesma, as well as certain other members of PowerLight’s management, entered into equity restriction agreements with us pursuant to which they each agreed that half of the aggregate amount of our class A common stock received by them at the closing of the merger and our class A common stock to be received by them upon the exercise of vested stock options held by them at the closing of the merger would be subject to certain transfer and repurchase restrictions. Specifically, these individuals agreed to give us the right to repurchase the shares of our class A common stock subject to the restrictions for two years following the date of the closing of the acquisition. In exchange for their equity interests in PowerLight in connection with our acquisition of PowerLight, Mr. Dinwoodie received 2,291,285 shares of class A common stock, Mr. Wenger received options to purchase 179,042 shares of class A common stock at an exercise price of $1.77 per share, Mr. Shugar received options to purchase 534,995 shares of class A common stock at an exercise price of $0.04 per share and options to purchase 56,800 shares of class A common stock at an exercise price of $0.25 per share, and Mr. Ledesma received options to purchase 61,739 shares of class A common stock at an exercise price of $2.60 per share. If any of Messrs. Dinwoodie, Wenger, Shugar or Ledesma is terminated for cause or resigns other than for good reason (each as defined in their respective equity restriction agreement) during the restriction period, we have the right to repurchase any or all of such person’s respective shares still subject to the restrictions for $0.01 per share. Provided that Messrs. Dinwoodie, Wenger, Shugar and Mr. Ledesma remain employed by us, the restrictions and repurchase right lapse on one quarter of the shares semi-annually. The restrictions and repurchase right lapse immediately upon termination by reason of death or disability or upon resignation for good reason or termination other than for cause. The restrictions had lapsed with respect to one-half of such shares as of March 12, 2008.

Tabular Disclosure of Termination Payments.  The following tables summarize the estimated payments that would be made on December 28, 2007 to our named executive officers upon (1) a change of control, (2) termination without cause or voluntarily resignation for good reason, or (3) discontinued service due to death or disability, as described in their respective offer letters and employment agreements, assuming such had occurred on December 28, 2007. The dollar value identified with respect to each type of equity award is based on each officer’s holdings as of December 30, 2007 and the $131.05 per share closing price for our class A common stock on December 28, 2007, the last trading day of our fiscal year ended December 30, 2007. For more information on each officer’s outstanding equity awards as of December 30, 2007, please see “Outstanding Equity Awards At 2007 Fiscal-Year End Table.” Such figures do not include unpaid regular salary and accrued vacation, nor do such figures reflect the impact of certain provisions of the employment agreements of Messrs. Dinwoodie, Wenger, Shugar and Ledesma that provide that, in the event any payments under the employment agreements would constitute parachute payments under Section 280G of the Internal Revenue Code or be subject to the excise tax of Section 4999 of the Internal Revenue Code, then such payments should be either delivered in full or reduced to result in no portion being subject to such tax provisions and still yield the greatest payment to the individual on an after tax basis.

		Upon
		Involuntary
	Upon Change of	Termination	Upon Death or
Type of Benefits Payable to Thomas H. Werner	Control ($)(1)	without Cause ($)	Disability ($)

Salary	—	323,000	—
Bonus	—	—	161,500
Options	46,741,920	—	—
Restricted Stock	—	—	—
Restricted Stock Units	—	—	—
Medical Benefits(2)	—	491	—

Total	46,741,920	323,491	161,500

(1)	If Mr. Werner does not have an equivalent position with us after a change of control, we have agreed to negotiate in good faith to accelerate the vesting of his outstanding options.

(2)	Reflects continuation of current eligible benefits.

		Upon
		Involuntary
		Termination
		without Cause or
		Voluntary
	Upon Change of	Resignation for	Upon Death or
Type of Benefits Payable to Emmanuel T. Hernandez	Control ($)(1)	Good Reason ($)	Disability ($)

Salary	—	—	—
Bonus	—	—	155,000
Options	14,786,041	—	—
Restricted Stock	—	—	—
Restricted Stock Units	—	—	—
Medical Benefits	—	—	—

Total	14,786,041	—	155,000

(1)	A change of control is defined in Mr. Hernandez’s offer letter to occur when Cypress Semiconductor purchases the remaining outstanding minority equity interests held by other SunPower stockholders, upon which the vesting of his outstanding options would accelerate.

		Upon
		Involuntary
		Termination
		without Cause or
		Voluntary
	Upon Change of	Resignation for	Upon Death or
Type of Benefits Payable to Thomas L. Dinwoodie	Control ($)(1)	Good Reason ($)	Disability ($)

Salary	486,676	486,676	—
Bonus	61,342	61,342	66,918
Options	—	—	—
Restricted Stock	103,756,479	103,756,479	103,756,479
Restricted Stock Units	—	—	—
Medical Benefits(2)	34,252	34,252	—

Total	104,338,749	104,338,749	103,823,397

(1)	Assumes we terminate employment without cause or Mr. Dinwoodie resigns for good reason, within three months before or 18 months after a change of control, upon which the vesting of his outstanding equity awards would accelerate and restrictions under his equity restriction agreement would lapse.

(2)	Reflects continuation of current eligible benefits.

		Upon
		Involuntary
		Termination
		without Cause or
		Voluntary
	Upon Change of	Resignation for	Upon Death or
Type of Benefits Payable to Howard J. Wenger	Control ($)(1)	Good Reason ($)	Disability ($)

Salary	193,769	193,769	—
Bonus	58,616	58,616	63,944
Options	8,680,247	8,680,247	8,680,247
Restricted Stock	9,773,578	—	—
Restricted Stock Units	—	—	—
Medical Benefits(2)	—	—	—

Total	18,706,210	8,932,632	8,744,191

(1)	Assumes we terminate employment without cause or Mr. Wenger resigns for good reason, within three months before or 18 months after a change of control, upon which the vesting of his outstanding equity awards would accelerate and restrictions under his equity restriction agreement would lapse.

(2)	Reflects continuation of current eligible benefits.

		Upon
		Involuntary
		Termination
		without Cause or
		Voluntary
	Upon Change of	Resignation for	Upon Death or
Type of Benefits Payable to Daniel S. Shugar	Control ($)(1)	Good Reason ($)	Disability ($)

Salary	486,676	486,676	—
Bonus	61,342	61,342	66,918
Options	35,383,312	35,383,312	35,383,312
Restricted Stock	—	—	—
Restricted Stock Units	—	—	—
Medical Benefits(2)	33,280	33,280	—

Total	35,964,610	35,964,610	35,450,230

(1)	Assumes we terminate employment without cause or Mr. Shugar resigns for good reason, within three months before or 18 months after a change of control, upon which the vesting of his outstanding equity awards would accelerate and restrictions under his equity restriction agreement would lapse.

(2)	Reflects continuation of current eligible benefits.

		Upon
		Involuntary
		Termination
		without Cause or
		Voluntary
	Upon Change of	Resignation for	Upon Death or
Type of Benefits Payable to Bruce R. Ledesma	Control ($)(1)	Good Reason ($)	Disability ($)

Salary	150,000	150,000	—
Bonus	56,719	56,719	61,875
Options	2,973,874	2,973,874	2,973,874
Restricted Stock	5,429,795	—	—
Restricted Stock Units	—	—	—
Medical Benefits(2)	11,011	11,011	—

Total	8,621,399	3,191,604	3,035,749

(1)	Assumes we terminate employment without cause or Mr. Ledesma resigns for good reason, within three months before or 18 months after a change of control, upon which the vesting of his outstanding equity awards would accelerate and restrictions under his equity restriction agreement would lapse.

(2)	Reflects continuation of current eligible benefits.

DIRECTOR COMPENSATION

2007 Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2007:

	Fees Earned or
	Paid in Cash	Stock Awards	Option
Name	($)(1)	($)(2)	Awards ($)(3)	Total ($)

W. Steve Albrecht	50,000	98,981	138,003	286,984
Pat Wood III	85,417	98,981	138,411	322,809
Betsy S. Atkins	81,771	98,981	150,754	331,506
Thurman J. Rodgers	—	494,907	—	494,907

(1)	The amounts listed under “Fees Earned or Paid in Cash” include, in addition to a director’s normal retainer of $25,000, the normal committee fee of $5,000 for each committee on which a director serves but does not chair, the normal committee chair fee of $15,000 for each committee that a director chairs, and payments for service by Mr. Wood and Ms. Atkins on special committees of the board of $35,417 and $31,771, respectively.

(2)	These amounts are the amounts of compensation cost recognized in 2007 for financial reporting purposes related to stock awards in 2007 and prior years, excluding the effect of certain forfeiture assumptions. See Note 17 to our condensed consolidated financial statements in our Annual Report for the fiscal year ended December 30, 2007 for details as to the assumptions used to determine the fair value of the stock awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in our Annual Report for the fiscal year ended December 30, 2007. The non-employee directors had stock awards outstanding as of December 30, 2007 for the following number of shares: Mr. Albrecht, 4,000; Mr. Wood, 4,000; Ms. Atkins, 1,000; and Mr. Rodgers (who engages in certain management activities in addition to participating in board meetings, including among other things participating in full day quarterly business reviews, ongoing technology review and oversight, and other management activities), 17,500. Each non-employee director other than Mr. Rodgers received a grant of 2,000 shares of restricted stock on May 7, 2007, with quarterly vesting over one year from the date of grant. Mr. Rodgers received a grant of 10,000 shares of restricted stock on May 7, 2007, with quarterly vesting over one year from the date of grant. The entire grant date fair value (including amounts reported for 2007) of the stock award issued to the non-employee directors in 2007 was as follows: Mr. Albrecht, $112,400; Mr. Wood, $112,400; Ms. Atkins, $112,400; and Mr. Rodgers, $562,000.

(3)	These amounts are the amounts of compensation cost recognized in 2007 for financial reporting purposes related to option awards in 2007 and prior years, excluding the effect of certain forfeiture assumptions. See Note 17 to our condensed consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007 for details as to the assumptions used to determine the fair value of the option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in our Annual Report for the fiscal year ended December 30, 2007. The non-employee directors had option awards outstanding as of December 30, 2007 for the following number of shares: Mr. Albrecht, 33,000; Mr. Wood, 48,000; Ms. Atkins, 29,998; and Mr. Rodgers, 0. Each non-employee director other than Mr. Rodgers received a option grant for 6,000 shares of stock, with an exercise price of $56.20, on May 7, 2007. The option vests monthly over a period of five years. The entire grant date fair value (including amounts reported for 2007) of the option award issued to the non-employee directors in 2007 was as follows: Mr. Albrecht, $162,026; Mr. Wood, $162,026; Ms. Atkins, $162,026; and Mr. Rodgers, $0.

Mr. Rodgers, who is the Chief Executive Officer of Cypress, does not receive any cash compensation for his service on our board of directors. Otherwise, our independent directors receive an annual retainer of $25,000. In addition, non-employee directors receive annual compensation of $15,000 as committee chairperson. Each committee member other than a committee chairperson will receive additional annual compensation of $10,000. We also reimburse non-employee directors for expenses incurred in attending meetings.

Our cash compensation program for non-employee directors described above will continue for 2008. If Proposal Three described above is not approved by our stockholders, in addition to the cash compensation, our non-employee directors will receive certain equity awards under our Amended and Restated SunPower Corporation 2005 Stock Incentive Plan. Immediately after each of our regularly scheduled annual meetings of stockholders, each continuing non-employee director who has served for at least six months will automatically receive:

•	an option grant for 6,000 shares of our class A common stock, which option vests and becomes exercisable monthly over a five-year period beginning one month after the grant date; and

•	a grant for 2,000 shares of restricted stock, which restricted stock vests quarterly over a one-year period beginning three months after the grant date.

An outside director who first joins our board of directors will be granted an initial option to purchase 20,000 shares of our class A common stock on the date of his or her election to our board. The initial option vests and becomes exercisable over five years, with the first 20% of the shares vesting on the first anniversary of the date of grant and the remainder vesting monthly in equal installments thereafter. Immediately after each of our regularly scheduled annual meetings of stockholders, the Chairman of the Board will also receive 10,000 restricted shares that will vest quarterly over a one-year period. If Proposal Three described above is approved by our stockholders, the non-cash compensation program described in connection with Proposal Three above will apply in 2008 and beyond.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our definitive proxy statement on Schedule 14A for our 2008 Annual Meeting, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

Betsy S. Atkins, Chair
W. Steve Albrecht
Pat Wood III

OTHER DISCLOSURES

Certain Relationships and Related Person Transactions

Other than the compensation agreements and other arrangements described above, and the transactions described below, since January 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeded or will exceed $120,000; and

•	in which any current director, director nominee, executive officer, beneficial owner of more than 5% of any class of our common stock, or any immediate family member of such persons had or will have a direct or indirect material interest.

As of the Record Date, Cypress had beneficial ownership of 44,533,287 shares of our class B common stock. The amount of shares owned by Cypress represents 52.4% beneficial ownership and 89.8% of our voting rights because our class B common stock is entitled to eight votes per share, while our class A common stock, which is held by all stockholders other than Cypress, is entitled to one vote per share.

Arrangements between SunPower Corporation and Cypress Semiconductor Corporation

Master Separation Agreement

In 2005, we entered into a master separation agreement containing the framework with respect to our separation from Cypress. Various ancillary agreements are exhibits to the master separation agreement and detail the separation of and the various interim and ongoing relationships between Cypress and SunPower, including an employee matters agreement, a tax sharing agreement, a master transitions service agreement, a lease agreement, a wafer supply agreement, an indemnification and insurance matters agreement, and an investor rights agreement. These agreements are described more fully below.

Expenses.  We and Cypress each bear our own internal costs incurred in consummating the separation.

Dispute Resolution.  If problems arise between us and Cypress, we would follow these procedures:

•	The parties first make a good faith effort to first resolve the dispute through negotiation.

•	If negotiations fail, the parties attempt to resolve the dispute through non-binding mediation.

•	If mediation fails, the parties may seek relief in any court of competent jurisdiction.

Representations and Warranties.  The parties make representations to each other in the master separation agreement regarding their respective power and authority to enter into the master separation agreement and the ancillary agreements.

Confidentiality.  Each party would treat as confidential and not disclose confidential information of the other party except in specific circumstances.

Employee Matters Agreement

All of our eligible employees will be able to continue to participate in Cypress’ health plans, life insurance and 401(k) plan, as they may change from time to time, until the earliest of (1) the date on which we cease to be controlled by Cypress for purposes of the applicable sections of the Internal Revenue Code or we otherwise cease to be eligible to participate in Cypress’ plans, (2) the date on which Cypress’ cost under its health plans or life insurance program increases as a result of claims that we make under such plans or program or (3) such earlier date as we and Cypress mutually agree.

We intend to have our own benefit plans established by the time our employees no longer are eligible to participate in Cypress’ benefit plans. Once we have established our own benefit plans, we will have the ability to modify or terminate each plan in accordance with the terms of those plans and our policies. It is our intent that employees not receive duplicate benefits as a result of participation in our benefit plans and the corresponding Cypress benefit plans.

Indemnification and Insurance Matters Agreement

General Indemnification.  We will indemnify Cypress and its affiliates, agents, successors and assigns from all liabilities that any third party seeks to impose on such entities arising from:

•	our business, any of our liabilities, any of our contracts or any action or inaction by us with respect to any shared contracts;

•	any breach by us of the master separation agreement or any ancillary agreement; and

•	any liability arising from any untrue statement of a material fact or any omission of a material fact.

Cypress will indemnify us and our affiliates, agents, successors and assigns from all liabilities arising from:

•	Cypress’ business, other than our business; and

•	any breach by Cypress of the master separation agreement or any ancillary agreement.

The agreement will also contain provisions governing notice and indemnification procedures.

Indemnification for Environmental Matters.  We will indemnify Cypress and its affiliates, agents, successors and assigns from all liabilities arising from environmental conditions:

•	existing on, under, about or in the vicinity of any of our facilities, or arising out of operations occurring at any of our facilities, whether prior to or after the separation;

•	existing on, under, about or in the vicinity of the Philippines facility which we occupy, or arising out of operations occurring at such facility, whether prior to or after the separation, to the extent that those liabilities were caused by us;

•	arising out of hazardous materials found on, under or about any landfill, waste, storage, transfer or recycling site and resulting from hazardous materials stored, treated, recycled, disposed or otherwise handled at such sites prior to the separation; and

•	arising out of the construction activity conducted by or on behalf of us at Cypress’ Texas facility.

Insurance Matters.  The agreement contains provisions governing our insurance coverage (other than our directors and officers insurance, for which we have our own separate policy) until the earliest of (1) the date on which Cypress ceases to own at least 50% of the total combined voting power of all classes of our capital stock or we otherwise cease to be eligible to be included in Cypress’ coverage, (2) the date on which we cease to qualify for coverage under the terms of a particular insurance policy, (3) the date on which Cypress’ cost of insurance under any particular insurance policy increases as a result of claims that we make under such insurance policy, or (4) the date on which Cypress and we mutually agree to terminate this arrangement. Prior to that time, Cypress will maintain insurance policies on our behalf, and we shall reimburse Cypress for expenses related to insurance coverage during this period. We will work with Cypress to secure additional insurance if desired and cost effective.

Tax Sharing Agreement

Cypress and SunPower have entered into a tax sharing agreement providing for each of the party’s obligations concerning various tax liabilities. The tax sharing agreement is structured such that Cypress will pay all federal, state, local and foreign taxes that are calculated on a consolidated or combined basis (while SunPower is a member of Cypress’s consolidated or combined group pursuant to federal, state, local and foreign tax law). In return, SunPower’s tax liability for such taxes will be determined based upon its separate return tax liability, as defined under the tax sharing agreement. It is anticipated that such liability will be largely based on a pro forma calculation as if SunPower were filing a separate income tax return in each jurisdiction, rather than on a combined or consolidated basis with Cypress.

SunPower will continue to be jointly and severally liable for tax liability as governed under federal, state and local law to the extent of its activities as a member of the Cypress consolidated or combined group. Accordingly, although the tax sharing agreement allocates tax liabilities between Cypress and all its consolidated subsidiaries, for any period in which SunPower is included in Cypress’ consolidated group, SunPower could be liable in the event that any federal tax liability was incurred, but not discharged, by any other member of the group.

In connection with a distribution by Cypress of our class B common stock to Cypress stockholders in a transaction intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, Cypress intends to obtain an opinion of counsel and/or a ruling from the Internal Revenue Service to the effect that such distribution qualifies under Section 355 of the Code. Despite such an opinion or ruling, however, the distribution may nonetheless be taxable to Cypress under Section 355(e) of the Code if 50% or more of our voting power or economic value is acquired as part of a plan or series of related transactions that includes the distribution of our stock. The tax sharing agreement includes our obligation to indemnify Cypress for any liability incurred as a result of issuances or dispositions of our stock after the distribution, other than liability attributable to certain dispositions of our stock by Cypress, that cause Cypress’ distribution of shares of our stock to its stockholders to be taxable to Cypress under Section 355(e) of the Code. Our ability to use our equity to obtain additional financing or to engage in acquisition transactions if deemed a part of a plan that includes the distribution will be restricted if we can only sell or issue a limited amount of our stock before triggering our obligation to indemnify Cypress for taxes it incurs under Section 355(e) of the Code.

The tax sharing agreement further provides for cooperation with respect to tax matters, the exchange of information and the retention of records which may affect the income tax liability of either party. Disputes arising between Cypress and SunPower relating to matters covered by the tax sharing agreement are subject to resolution through specific dispute resolution provisions contained in the agreement.

Master Transition Services Agreement

We have also entered into a master transition services agreement which governs the provisions of services to us by Cypress, such as corporate accounting, tax and treasury, human resources, legal matters, wafer services, training programs, and information technology.

For a period of three years following our initial public offering in November 2005, Cypress has agreed to provide these services and we have agreed to pay Cypress for services provided to us, either at cost (which, for purposes of the master transition services agreement, means an appropriate allocation of Cypress’s full salary and benefits costs associated with such individuals as well as any out-of-pocket expenses that Cypress incurs in connection with providing us with those services) or at the rate charged to other Cypress departments or subsidiaries using these services. In the case of the Philippines subsidiary, which entered into a services agreement for such secondments and other consulting services in January 2005, we pay the fully burdened compensation plus 10%. Cypress will have the ability to terminate all or a portion of the master transition services agreement upon prior notice to us. In addition, Cypress will incur no liability in connection with the provision of these services.

Lease Agreement

We have entered into a lease agreement with Cypress for our manufacturing facility in the Philippines, with a term of 15 years. Under the lease, we pay Cypress at a rate equal to the cost to Cypress for that facility until the earlier of 10 years or such time as Cypress ceases to own at least 50% of the total combined voting power of all classes of our capital stock. Thereafter, we will pay market rent for the facility. We have the right to purchase the facility from Cypress at any time at Cypress’s original purchase price plus interest computed on a variable index starting on the date of purchase by Cypress until the sale to us. The current purchase price of the facility is approximately $10 million.

In May 2006, we entered into a lease agreement for our 43,732 square foot headquarters, which is located in a building owned by Cypress in San Jose, California, for $6.0 million over the five-year term of the lease. In the event Cypress decides to sell the building, we have the right of first refusal to purchase the building at a fair market price which will be based on comparable sales in the area. Rent expense paid to Cypress for this facility was $1.3 million and $0.6 million in fiscal years ended December 30, 2007 and December 31, 2006.

Wafer Supply Agreement

We have entered into an agreement with Cypress to continue to make infrared and imaging detector products for us on the same terms and at the same prices at which Cypress fabricates wafers for other internal divisions or subsidiaries of Cypress for three years following our initial public offering in November 2005, or until such time as Cypress ceases to own at least 50% of the total combined voting power of all classes of our capital stock, after which a new supply agreement would be negotiated. In addition, we may use other Cypress fabrication facilities for development work on a cost per activity basis. In December 2007, Cypress announced the planned closure of its Texas wafer fabrication facility that manufactures our imaging and infrared detector products. The planned closure will be completed in the fourth quarter of 2008 and we are evaluating our alternatives relating to future plans for this business.

PowerLight Acquisition

In conjunction with the acquisition of PowerLight, we entered into a commitment letter with Cypress during the fourth quarter of fiscal 2006 under which Cypress agreed to lend us up to $130 million in cash in order to facilitate the financing of acquisitions or working capital requirements. In February 2007, the commitment letter was terminated. No borrowings were utilized, and no borrowings were outstanding at the termination date.

In addition, Cypress entered into an agreement with PowerLight in which Cypress agreed not to solicit to sell, make any agreement to sell, or make any demand registration rights for any of its SunPower class B common shares until the earlier of (1) June 30, 2007 and (2) 60 days after the date on which the Registration Statement on Form S-3 is filed with the Securities and Exchange Commission in connection with the resale of our class A common stock issued in the PowerLight acquisition. These obligations have expired.

Related Persons Transactions Policy and Procedures

It is our general policy to conduct our business activities and transactions with the highest level of integrity and ethical standards and in accordance with all applicable laws. In addition, it is our policy to avoid situations that create an actual or potential conflict between our interests and the personal interests of our officers and directors. Such principles are described in our Code of Business Conduct and Ethics. Under the corporate governance principles adopted by the Nominating and Corporate Governance Committee, that committee is responsible for considering questions of possible conflicts of interest of officers and directors. In addition, related party transactions must be approved by the Audit Committee in compliance with the rules of the Nasdaq Global Market and our Code of Business Conduct and Ethics, and the Audit Committee must present material related party transactions to the full Board of Directors for approval. A related party transaction will only be approved if the directors determine that it is in the best interests of SunPower. If a director is involved in the transaction, he or she will be recused from all voting and approval processes in connection with the transaction.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee for 2007 were Betsy S. Atkins (Chair), W. Steve Albrecht, and Pat Wood III. No member of our Compensation Committee was at any time during fiscal 2007 one of our officers or employees, or is one of our former officers. No member of our Compensation Committee had any relationship requiring disclosure under Item 404 and Item 407(e)(4) of Regulation S-K. Additionally, during 2007, none of our executive officers or directors was a member of the board of directors, or any committee of the board of directors, of any other entity such that the relationship would be construed to constitute a committee interlock within the meaning of the rules and regulations of the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of ownership on Form 3 and reports of changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission and the Nasdaq Global Market. Such executive officers, directors and greater than 10% stockholders are also required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16 forms that they file. We periodically remind our directors and executive officers of their reporting obligations and assist in making the required disclosures once we have been notified that a reportable event has occurred. We are required to report in this proxy statement any failure by any of the above-mentioned persons to make timely Section 16 reports.

Based solely on our review of the copies of such forms received by us, and written representations from our directors and executive officers, we are unaware of any instances of noncompliance, or late compliance, with Section 16(a) filing requirements by our directors, executive officers or greater than 10% stockholders during 2007, other than one report of four transactions for Mr. Albrecht, which was filed late due to administrative error.

DELIVERY OF VOTING MATERIALS

To reduce the expenses of delivering duplicate materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one set of proxy solicitation materials, our Annual Report for the fiscal year ended December 30, 2007, and the Notice of Internet Availability to stockholders who share the same address, unless otherwise requested. Each stockholder retains a separate right to vote on all matters presented at the meeting.

If you share an address with another stockholder and have received only one set of materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate materials or request that we only send one set of materials to you if you are receiving multiple copies by writing to us at SunPower Corporation, 3939 North First Street, San Jose, California 95134, Attention: Corporate Secretary, or calling us at (408) 240-5500.

Whether or not you expect to attend the Annual Meeting in person, you are requested to complete, date, and sign the enclosed proxy card and return it promptly in the envelope provided for that purpose, or vote by telephone or via the Internet by following the directions on the proxy card. By returning your proxy card or voting by phone or Internet promptly, you can help us avoid the expense of follow-up mailings to ensure a quorum is present at the Annual Meeting. Stockholders who attend the Annual Meeting may revoke a prior proxy vote and vote their shares in person as set forth in this proxy statement.

San Jose, California	For the Board of Directors of
Dated: March 25, 2007	SUNPOWER CORPORATION
Bruce R. Ledesma Corporate Secretary

APPENDIX A

SECOND AMENDED AND RESTATED
SUNPOWER CORPORATION 2005 STOCK INCENTIVE PLAN

(Adopted by the Board on August 12, 2005, amended by the Board on September 23, 2005, amended by the Board and the stockholders on October 5, 2005, amended by the Board and the stockholders on May 4, 2006, amended by the Board and the stockholders effective February 12, 2007, amended by the Board and the stockholders effective May 4, 2007, and amended by the Board and the stockholders on May 8, 2008).

(Reflects 2:1 Reverse Stock Split on November 10, 2005)

SUNPOWER CORPORATION

SECOND AMENDED AND RESTATED SUNPOWER CORPORATION
2005 STOCK INCENTIVE PLAN

Section 1. Establishment and Purpose.

The Plan was adopted by the Board of Directors on August 12, 2005, and amended by the Board of Directors on September 23, 2005, and the Plan as so amended was approved by the shareholders of the Company on October 10, 2005, to be effective as of the date of the initial offering of Stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission (the “Effective Date”), which was November 17, 2005. The Plan reflects the two for one reverse stock split effected on November 10, 2005. The Plan was subsequently amended by the Board of Directors and the shareholders of the Company on May 4, 2006, amended by the Board of Directors and the shareholders of the Company again effective February 12, 2007, amended by the Board of Directors and the shareholders of the Company effective May 4, 2007, and again amended by the Board of Directors and the shareholders of the Company effective May 8, 2008. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

Section 2. Definitions.

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “Change in Control” shall mean the occurrence of any of the following events:

(i) Any “person” (as defined below) other than Cypress Semiconductor Corporation who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(ii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission for the initial offering of Stock to the public or if there is a spinoff of the Company by a Parent resulting in a dividend or distribution payable in Stock to the Parent’s stockholders.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(g) “Company” shall mean SunPower Corporation, a California corporation, until it reincorporates in Delaware prior to Effective Date, by merging into SunPower Corporation, a Delaware corporation, and after such reincorporation and merger the “Company” shall mean SunPower Corporation, a Delaware corporation.

(h) “Consultant” shall mean (i) a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee, or (ii) a common-law employee of an Affiliate.

(i) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(l) “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

(i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market LLC, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Sheets LLC;

(ii) If the Stock was traded on The Nasdaq Stock Market LLC, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market LLC;

(iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(m) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(n) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(o) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(p) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(q) “Optionee” shall mean an individual or estate who holds an Option or SAR.

(r) “Outside Director” shall mean a member of the Board of Directors who is also an “independent director” as defined in (i) if the Stock is listed on The Nasdaq Stock Market LLC, Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market LLC, as such rule may be amended from time to time, which governs the independence determination with respect to directors serving on the board of directors for companies listed on The Nasdaq Stock Market LLC or (ii) if the Stock is listed on the New York Stock Exchange, Section 303A.02 of the New York Stock Exchange Listed Company Manual, as such rule may be amended from time to time, which governs the independence determination with respect to directors serving on the board of directors for companies listed on the New York Stock Exchange.

(s) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t) “Participant” shall mean an individual or estate who holds an Award.

(u) “Plan” shall mean this Second Amended and Restated SunPower Corporation 2005 Stock Incentive Plan, as amended or amended and restated from time to time.

(v) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w) “Restricted Share” shall mean a Share awarded under the Plan.

(x) “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(y) “SAR” shall mean a stock appreciation right granted under the Plan.

(z) “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(aa) “Service” shall mean service as an Employee, Consultant or Outside Director. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(bb) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(cc) “Stock” shall mean the Class A Common Stock of the Company.

(dd) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his Option.

(ee) “Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(ff) “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(gg) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(hh) “Total and Permanent Disability” shall mean permanent and total disability as defined by section 22(e)(3) of the Code.

Section 3. Administration.

(a) Committee Composition.  The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants.  The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. The Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c) Committee Procedures.  The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities.  Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Awards are to be granted under the Plan;

(v) To select the Offerees and Optionees;

(vi) To determine the number of Shares to be made subject to each Award;

(vii) To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(viii) To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(ix) To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(x) To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xi) To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement;

(xiii) To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

Section 4. Eligibility.

(a) General Rule.  Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

(b) Automatic Grants to Outside Directors.  Unless otherwise determined by the Board of Directors, the following Awards shall be automatically granted as follows:

(i) Each Outside Director who first joins the Board of Directors on or after the date of the Company’s 2008 annual meeting of stockholders shall receive, subject to approval of the Plan by the Company’s stockholders, a grant of 6,600 Stock Units (subject to adjustment under Section 11) on the date of his or her election to the Board of Directors. Twenty percent (20%) of such Stock Units granted under this Section 4(b)(i) shall vest and become exercisable on the first anniversary of the date of grant. The balance of such Stock Units (i.e. the remaining eighty percent (80%)) shall vest and become exercisable annually over a four-year period beginning on the day which is one year after the first anniversary of the date of grant, at an annual rate of 20% of the total number of Stock Units. Notwithstanding the foregoing, each such Stock Unit shall become vested if a Change in Control occurs with respect to the Company during the Outside Director’s Service.

(ii) On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, commencing with the Company’s 2008 annual meeting of stockholders, each Outside Director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board of Directors thereafter shall receive, subject to approval of the Plan by the Company’s stockholders, a grant of 4,000 Stock Units (subject to adjustment under Section 11), provided that such Outside Director has served on the Board of Directors for at least six months. Twenty-five percent (25%) of such Stock Units granted under this Section 4(b)(ii) shall vest and become exercisable quarterly over a one-year period, with the first twenty-five percent (25%) of such Stock Units vesting on the day that is the three-month anniversary of the date of grant. Notwithstanding the foregoing, each such Stock Unit granted under this Section 4(b)(ii) shall become vested if a Change in Control occurs with respect to the Company during the Outside Director’s Service.

(iii) Each Outside Director or non-employee director who is first appointed Chairman of the Board of Directors on or after the date of the Company’s 2008 annual meeting of stockholders, shall receive, subject to approval of the Plan by the Company’s stockholders, a grant of 10,000 Stock Units (subject to adjustment under Section 11) on the date of his or her appointment as Chairman of the Board of Directors. Twenty-five percent (25%) of such Stock Units granted under this Section 4(b)(iii) shall vest and become exercisable quarterly over a one-year period, with the first twenty-five percent (25%) of such Stock Units vesting on the day that is the three-month anniversary of the date of grant. Notwithstanding the foregoing, each such Stock Unit shall become vested if a Change in Control occurs with respect to the Company during the Service of the Chairman of the Board of Directors.

(iv) On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, commencing with the Company’s 2008 annual meeting, the Chairman of the Board of Directors shall receive, subject to approval of the Plan by the Company’s stockholders, a grant of 10,000 Stock Units (subject to adjustment under Section 11), provided that the Chairman of the Board of Directors has served on the Board of Directors for at least six months and will continue serving as Chairman of the Board of Directors thereafter. Twenty-five percent (25%) of such Stock Units granted under this Section 4(b)(iv) shall vest and become exercisable quarterly over a one-year period, with the first twenty-five percent (25%) of such Stock Units vesting on the day that is the three-month anniversary of the date of grant. Notwithstanding the foregoing, each such Stock Unit shall become vested if a Change in Control occurs with respect to the Company during the Service of the Chairman of Board of Directors.

(c) Ten-Percent Stockholders.  An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(d) Attribution Rules.  For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(e) Outstanding Stock.  For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

Section 5. Stock Subject to Plan.

(a) Basic Limitation.  Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 3,192,133 Shares, plus (i) any Shares subject to options granted under the Company’s 1988 Incentive Stock Plan and 1996 Stock Plan which lapse or otherwise terminate prior to being exercised subsequent to August 12, 2005, and plus (ii) any of the 105,000 Shares subject to non-plan options granted during 2004 that lapse or otherwise terminate prior to being exercised subsequent to August 12, 2005. Notwithstanding the foregoing, the number of Shares available for issuance under the Plan will be increased on the first day of each fiscal year beginning with the 2009 fiscal year, in an amount equal to the least of (x) 3% of the outstanding shares of all classes of common stock of the Company on the last day of the immediately preceding fiscal year, (y) 6,000,000 Shares, or (z) such number of Shares determined by the Board of Directors. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11. The number of Shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Notwithstanding the above, the aggregate number of shares actually issued or transferred by the Company upon the exercise of ISOs will not exceed fifteen million (15,000,000) shares.

(b) Award Limitation.  Subject to the provisions of Section 11, no Participant may receive Options, SARs, Restricted Shares or Stock Units under the Plan in any calendar year that relate to more than five hundred thousand (500,000) Shares.

(c) Additional Shares.  If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

Section 6. Restricted Shares.

(a) Restricted Stock Agreement.  Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards.  Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c) Vesting.  Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares.  Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

Section 7. Terms and Conditions of Options.

(a) Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares.  Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes.  As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term.  Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(c)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options.  Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control.  The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h) No Rights as a Stockholder.  An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 11.

(i) Modification, Extension and Renewal of Options.  Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

(j) Restrictions on Transfer of Shares.  Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(k) Buyout Provisions.  The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

Section 8. Payment for Shares.

(a) General Rule.  The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b) Surrender of Stock.  To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered.  At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise.  To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge.  To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Other Forms of Payment.  To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(g) Limitations under Applicable Law.  Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

Section 9. Stock Appreciation Rights.

(a) SAR Agreement.  Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares.  Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price.  Each SAR Agreement shall specify the Exercise Price, which shall be no less than 100% of the fair market value of a share on the date of grant.

(d) Exercisability and Term.  Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control.  The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs.  Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification or Assumption of SARs.  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

(h) Buyout Provisions.  The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a SAR previously granted or (b) authorize an Optionee to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

Section 10. Stock Units.

(a) Stock Unit Agreement.  Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards.  To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions.  Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights.  The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e) Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(f) Death of Recipient.  Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

Section 11. Adjustment of Shares.

(a) Adjustments.  In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make adjustments in one or more of:

(i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii) The limitations set forth in Sections 5(a) and (b);

(iii) The number of Stock Units to be granted to Outside Directors under Section 4(b);

(iv) The number of Shares covered by each outstanding Option and SAR;

(v) The Exercise Price under each outstanding Option and SAR; or

(vi) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b) Dissolution or Liquidation.  To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations.  In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv) Acceleration of the expiration date of the outstanding unexercised Awards to a date not earlier than thirty (30) days after notice to the Participant; or

(v) Settlement of the value of the outstanding Awards which have vested as of the consummation of such merger or other reorganization in cash or cash equivalents; in the sole discretion of the Company, settlement of the value of some or all of the outstanding Awards which have not vested as of the consummation of such merger or other reorganization in cash or cash equivalents on a deferred basis pending vesting; and the cancellation of all vested and unvested Awards as of the consummation of such merger or other reorganization.

(d) Reservation of Rights.  Except as provided in this Section 11, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

Section 12. Deferral of Awards.

(a) Committee Powers.  In a manner that complies with Section 409A of the Code, the Committee (in its sole discretion) may permit or require a Participant to:

(i) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b) General Rules.  A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

Section 13. Awards Under Other Plans.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

Section 14. Payment of Director’s Fees in Securities.

(a) Effective Date.  No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive NSOs, Restricted Shares or Stock Units.  An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board and in a manner that complies with Section 409A of the Code. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

(c) Number and Terms of NSOs, Restricted Shares or Stock Units.  The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

Section 15. Legal and Regulatory Requirements.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

Section 16. Withholding Taxes; Compliance with Section 409A of the Code.

(a) General.  To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding.  The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

(c) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(d) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(e) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.

(f) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 17. Other Provisions Applicable to Awards.

(a) Transferability.  Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17(a) shall be void and unenforceable against the Company.

(b) Qualifying Performance Criteria.  The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, or (p) market segment shares (“Qualifying Performance Criteria”). The Committee in an Award may provide for the adjustment of any evaluation of performance under a Qualifying Performance Criteria to exclude any objective and measurable events specified in the Award, including but not limited to any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) acceleration of amortization of debt issuance costs, (vi) stock-based compensation charges, (vii) purchase-accounting related charges, including amortization of intangible purchased assets, acquired in-process research and development charges, and similar charges associated with purchase accounting, (viii) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30, and (ix) the related tax effects associated with each of the adjustments listed in clauses (i) through (viii) above. If applicable, the Committee shall determine the Qualifying Performance Criteria not later than the 90th day of the performance period, and shall determine and certify, for each Participant, the extent to which the Qualifying Performance Criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Goal to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

Section 18. No Employment Rights.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

Section 19. Duration and Amendments.

(a) Term of the Plan.  The Plan, as set forth herein, shall terminate automatically on August 12, 2015 and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan.  The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination.  No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

Section 20. Execution.

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

SUNPOWER CORPORATION

By:

Name:

Title:

APPENDIX B

AMENDED AND RESTATED SUNPOWER CORPORATION
ANNUAL KEY EMPLOYEE BONUS PLAN
(Amended Effective January 31, 2008)

Section 1:  Background, Purpose and Duration

1.1  Effective Date  The amendment and restatement of this Plan is effective as of January 31, 2008, subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2008 Annual Meeting of Stockholders of the Company.

1.2  Purpose of the Plan  The Plan is intended to increase stockholder value and the success of the Company by motivating Participants (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing Participants with the opportunity to earn incentive awards for the achievement of goals relating to the performance of the Company. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under Section 162(m) of the Code.

Section 2:  Definitions

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1  “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

2.2  “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3  “Base Salary” means as to any Performance Period, the Participant’s earned salary during the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans and Affiliate-sponsored plans.

2.4  “Board” means the Board of Directors of the Company.

2.5  “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.6  “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

2.7  “Company” means SunPower Corporation, a Delaware corporation, or any successor thereto.

2.8  “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code.

2.9  “Disability” means a permanent disability in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.10  “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.11  “Fiscal Quarter” means a fiscal quarter within a Fiscal Year of the Company.

2.12  “Fiscal Year” means the fiscal year of the Company.

2.13  “Maximum Award” means as to any Participant during any period of three (3) consecutive Fiscal Years, $9 million.

2.14  “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.15  “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.16  “Performance Period” means any Fiscal Year or such other period longer or shorter than a Fiscal Year but not shorter than a Fiscal Quarter or longer than three Fiscal Years, as determined by the Committee in its sole discretion.

2.17  “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, or (p) market segment shares. The Committee may provide for the adjustment of any evaluation of performance against the Performance Goals to exclude any objective and measurable events specified at the time the Performance Goals are established, including but not limited to any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) acceleration of amortization of debt issuance costs, (vi) stock-based compensation charges, (vii) purchase-accounting related charges, including amortization of intangible purchased assets, acquired in-process research and development charges, and similar charges associated with purchase accounting, (viii) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30, and (ix) the related tax effects associated with each of the adjustments listed in clauses (i) through (viii) above.

2.18  “Plan” means this Amended and Restated SunPower Corporation Annual Key Employee Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

2.19  “Progress Payment” means a portion of the Target Award or Actual Award for which the Committee has determined in accordance with Section 3.6 has been earned by the Participant as of the end of the Progress Period based on achievement of the applicable Performance Goals and thereby may be paid to the Participant during the Performance Period.

2.20  “Progress Period” means a period shorter than and within the Performance Period for which a Progress Payment may be made.

2.22  “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 3.3.

2.23  “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement (occurring in accordance with the policies established by the Committee (in its discretion) from time to time, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

Section 3:  Selection of Participants and Determination of Awards

3.1  Selection of Participants  The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. The Committee, in its sole discretion, also may designate as Participants one or more individuals (by name or position) who are expected to become Employees during a Performance Period. Participation in the Plan is in the sole discretion of the Committee, and shall be determined on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2  Determination of Performance Goals  The Committee (or its designee described in Section 5.4), in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3  Determination of Target Awards  The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4  Determination of Payout Formula or Formulae  On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved at the predetermined level, and (d) provide for the payment of an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed the Maximum Award.

3.5  Date for Determinations  The Committee shall make all determinations under Sections 3.1 through 3.4 on or before the Determination Date.

3.6  Determination of Actual Awards  After the end of each Performance Period or, to the extent Progress Payments will be made, after the end of the Progress Period, the Committee (or its designee described in 5.4) shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period or Progress Period, as applicable, were achieved or exceeded, as determined by the Committee. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified in writing by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine whether or not any Participant will receive an Actual Award in the event the Participant incurs a Termination of Employment prior to the date the Actual Award is to be paid pursuant Section 4.2 below.

Section 4:  Payment of Awards

4.1  Right to Receive Payment  Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company or the Affiliate that employs the Participant (as the case may be), as determined by the Committee. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. A Participant must be employed by the Company at the time of the payment to receive such payment, unless the Participant has died or become Disabled.

4.2  Timing of Payment  Subject to Section 3.6, payment of each Actual Award shall be made as soon as administratively practicable, but in no event later than two and one-half months after the end of the applicable Performance Period or Progress Period.

4.3  Form of Payment  Each Actual Award shall be paid in cash (or its equivalent) in a single lump sum.

4.4  Payment in the Event of Death  If a Participant dies prior to the payment of an Actual Award (determined under Section 3.6) that was scheduled to be paid to him or her prior to death for a prior Performance

Period, the Award shall be paid to his or her designated beneficiary or, if no beneficiary has been designated, to his or her estate.

Section 5:  Administration

5.1  Committee is the Administrator  The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the Effective Date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

5.2  Committee Authority  It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.3  Decisions Binding  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4  Delegation by the Committee  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and/or powers with respect to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

Section 6:  General Provisions

6.1  Tax Withholding  The Company or an Affiliate, as determined by the Committee, shall withhold all applicable taxes from any Actual Award, including any federal, state, local and other taxes.

6.2  No Effect on Employment  Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during or after a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3  Participation  No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.4  Indemnification  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5  Successors  All obligations of the Company and any Affiliate under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company and/or such Affiliate, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company or such Affiliate.

6.6  Beneficiary Designations

a. Designation.  Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any Actual Award payable to the Participant at the time of his or her death. Notwithstanding any contrary provision of this Section 6.6 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

b. Changes.  A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

c. Failed Designation.  If the Committee does not make this Section 6.6 operative or if Participant dies without having effectively designated a Beneficiary, the Participant’s Account shall be payable to the general beneficiary shown on the records of the Employer. If no Beneficiary survives the Participant, the Participant’s Account shall be payable to his or her estate.

6.7  Nontransferability of Awards  No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.8  Deferrals  The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

Section 7:  Amendment, Termination and Duration

7.1  Amendment, Suspension or Termination  The Board or the Committee, each in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2  Duration of the Plan  The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board or the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter.

Section 8:  Legal Construction

8.1  Gender and Number  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2  Severability  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3  Requirements of Law  The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4  Governing Law  The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

8.5  Captions  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

SUNPOWER CORPORATION
3939 NORTH FIRST STREET
SAN JOSE, CA 95134
If voting by proxy, you may vote by mail or by telephone or you may vote by using the Internet. Your Internet vote authorizes the named proxies to vote in the same manner as if you had marked, signed and returned your proxy card.
To vote by the Internet, read the 2008 proxy statement and follow these easy steps:
1.  Go to the following website: http://www.proxyvote.com
2.  Enter the information requested on your computer screen.
3.  Follow the simple instructions on your computer screen.
To vote by telephone, read the 2008 proxy statement and follow these easy steps:
1.  Call toll-free 1-800-690-6903 in the United States or Canada anytime on a touch-tone telephone. There is no charge to you for the call.
2.  Have your proxy card in hand when you call and then follow the instructions.
     Option #1: To vote as the Board of Directors recommends on ALL proposals: Press 1. When asked, please confirm your vote by pressing 1.
     Option #2: If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.
To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SunPower Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you vote by the Internet or by telephone, PLEASE DO NOT mail back the proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SUNPW1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUNPOWER CORPORATION		For	Withhold	For All	To withhold authority to vote for any individual nominee(s),
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4 BELOW:		All	All	Except	mark “For All Except” and write the number(s) of the of the nominee(s) on the line below.
Vote on Directors
1.	ELECTION OF DIRECTORS:	☐	☐	☐
Nominees:
01) W. STEVE ALBRECHT
02) BETSY S. ATKINS
03) T.J. RODGERS
04) THOMAS H. WERNER
05) PAT WOOD III

Vote on Proposals		For	Against	Abstain

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL YEAR 2008.	☐	☐	☐

3.
PROPOSAL TO APPROVE THE SECOND AMENDED AND RESTATED SUNPOWER CORPORATION 2005 STOCK INCENTIVE PLAN TO (A) INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE UNDER THE STOCK PLAN BY 1,700,000 SHARES, (B) PROVIDE, BEGINNING IN 2009, FOR AN AUTOMATIC ANNUAL INCREASE IN THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE UNDER THE STOCK PLAN, (C) MAKE CERTAIN CHANGES TO THE PERMITTED QUALIFYING CRITERIA FOR PERFORMANCE-BASED EQUITY AWARDS UNDER THE STOCK PLAN, (D) MAKE CERTAIN CHANGES TO THE COMPENSATION OF DIRECTORS UNDER THE STOCK PLAN, AND (E) MAKE CERTAIN OTHER CONFORMING AND TECHNICAL AMENDMENTS TO THE STOCK PLAN.
		☐	☐	☐

4.	PROPOSAL TO APPROVE THE AMENDED AND RESTATED SUNPOWER CORPORATION ANNUAL KEY EMPLOYEE BONUS PLAN.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

(This Proxy should be marked, dated and signed by stockholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign).

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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SUNPOWER CORPORATION
PROXY FOR 2008 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned stockholder of SUNPOWER CORPORATION, a Delaware corporation, hereby acknowledges the Notice of the 2008 Annual Meeting of Stockholders and Proxy Statement, each dated March 25, 2008 and hereby appoints Thomas H. Werner, Emmanuel T. Hernandez and Bruce R. Ledesma, and each of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent, vote and act on behalf of the undersigned at the 2008 Annual Meeting of Stockholders of SUNPOWER CORPORATION to be held on May 8, 2008, at 12:00 p.m. local time, at 198 Champion Court, San Jose, California 95134 and at any adjournment or postponement thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote, if then and there personally present, on all matters coming before the meeting.
          A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or postponement thereof (or if only one shall represent and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (1) THE ELECTION OF DIRECTORS, (2) THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL YEAR 2008, (3) THE APPROVAL OF THE SECOND AMENDED AND RESTATED SUNPOWER CORPORATION 2005 STOCK INCENTIVE PLAN TO (A) INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE UNDER THE STOCK PLAN BY 1,700,000 SHARES, (B) PROVIDE, BEGINNING IN 2009, FOR AN AUTOMATIC ANNUAL INCREASE IN THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE UNDER THE STOCK PLAN, (C) MAKE CERTAIN CHANGES TO THE PERMITTED QUALIFYING CRITERIA FOR PERFORMANCE-BASED EQUITY AWARDS UNDER THE STOCK PLAN, (D) MAKE CERTAIN CHANGES TO THE COMPENSATION OF DIRECTORS UNDER THE STOCK PLAN, AND (E) MAKE CERTAIN OTHER CONFORMING AND TECHNICAL AMENDMENTS TO THE STOCK PLAN, (4) THE APPROVAL OF THE AMENDED AND RESTATED SUNPOWER CORPORATION ANNUAL KEY EMPLOYEE BONUS PLAN, AND (5) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE